Exhibit 4.01

Warrant Indenture

This Warrant Indenture (the “Indenture”), dated effective as of March 1, 2021 and executed pursuant to duly granted corporate authority and in accordance with its articles of incorporation and bylaws, and in accordance with the corporate laws of the State of Nevada, is hereby promulgated by Puget Technologies, Inc. a publicly held Nevada corporation subject to reporting obligations under §13 and §15(d) of the Exchange Act (“Puget”)::

Preamble:

Whereas, Puget is proposing to issue Warrants to purchase up to 500,000 shares of Puget’s Common Stock pursuant to this Indenture; and

Whereas, pursuant to this Indenture, each Warrant will, subject to adjustment, entitle the holder thereof to acquire one share of Puget’s Class B Convertible Preferred Stock upon payment of the Exercise Price upon the terms and conditions herein set forth; and

Whereas, all acts and deeds necessary have been done and performed to make the Warrants, when created and issued as provided in this Indenture, legal, valid and binding upon Puget with the benefits and subject to the terms of this Indenture; and

Whereas, the foregoing recitals are made as representations and statements of fact by Puget and not by the Warrant Agent:

Now therefore, Puget’s chief financial officer is hereby authorized, empowered and directed to recruit and retain a transfer agent registered as a transfer agency with the Commission and authorized to carry on business in all states of the United States as the initial warrant agent hereunder (the “Warrant Agent”) to hold the rights, interests and benefits contained herein for and on behalf of those persons who from time to time become the holders of Warrants issued pursuant to this Indenture, pursuant to the following terms and provisions::

Witnesseth:

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§2.10	Issue in Substitution for Warrant Certificates Lost, etc.	15
§2.11	Exchange of Warrant Certificates.	16
§2.12	Transfer and Ownership of Warrants.	16
§2.13	Cancellation of Surrendered Warrants.

	Article 3: Exercise of Warrants	17

§3.1	Right of Exercise.	17
§3.2	Warrant Exercise.	17
§3.3	Trading Markets for Puget Securities.	19
§3.4	Transfer Fees and Taxes.	20
§3.5	Warrant Agency.	20
§3.6	Effect of Exercise of Warrants.	20
§3.7	Partial Exercise of Warrants; Fractions.	21
§3.8	Expiration of Warrants.	21
§3.9	Accounting and Recording.	21
§3.10	Securities Restrictions.	21

	Article 4: Adjustment of Number of Shares and Exercise Price	21

§4.1	Adjustment of Number of Class B Convertible Preferred Shares and Exercise Price.	21
§4.2	Entitlement to Class B Convertible Preferred Shares on Exercise of Warrant.	25
§4.3	No Adjustment for Certain Transactions.	25
§4.4	Determination by Independent Firm.	25
§4.5	Proceedings Prior to any Action Requiring Adjustment.	25
§4.6	Certificate of Adjustment.	26
§4.7	Notice of Special Matters.	26
§4.8	No Action after Notice.	26
§4.9	Other Action.	26
§4.10	Protection of Warrant Agent.	26
§4.11	Participation by Warrantholder.	27

	Article 5: Rights and Obligations of Puget	27

§5.1	Optional Purchases by Puget.	27
§5.2	General Obligations.	27
§5.3	Warrant Agent’s Remuneration and Expenses.	28
§5.4	Performance by Warrant Agent.	28
§5.5	Enforceability of Warrants.	28

	Article 6: Enforcement	28

§6.1	Suits by Registered Warrantholders.	28
§6.2	Suits by Puget.	28
§6.3	Immunity of Shareholders, etc.	28
§6.4	Waiver of Default.	29

	Article 7: Meetings of Registered Warrantholders	29

§7.1	Right to Convene Meetings.	29
§7.2	Notice.	29
§7.3	Chairman.	30
§7.4	Quorum.	30
§7.5	Power to Adjourn.	30
§7.6	Show of Hands.	30
§7.7	Poll and Voting.	30

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§7.8	Regulations.	31
§7.9	Puget and Warrant Agent May be Represented.	31
§7.10	Powers Exercisable by Extraordinary Resolution.	31
§7.11	Meaning of Extraordinary Resolution.	32
§7.12	Powers Cumulative.	32
§7.13	Minutes.	32
§7.14	Instruments in Writing.	32
§7.15	Binding Effect of Resolutions.	33
§7.16	Holdings by Puget Disregarded.	33

	Article 8: Supplemental Indentures	33

§8.1	Provision for Supplemental Indentures for Certain Purposes.	33
§8.2	Successor Entities.	34

	Article 9: Concerning The Warrant Agent	34

§9.1	Trust Indenture Legislation.	34
§9.2	Rights and Duties of Warrant Agent.	34
§9.3	Evidence, Experts and Advisors.	35
§9.4	Documents, Funds, etc. Held by Warrant Agent.	35
§9.5	Actions by Warrant Agent to Protect Interest.	35
§9.6	Warrant Agent Not Required to Give Security.	36
§9.7	Protection of Warrant Agent.	36
§9.8	Replacement of Warrant Agent; Successor by Merger.	36
§9.9	Conflict of Interest.	37
§9.10	Acceptance of Agency.	37
§9.11	Warrant Agent Not to be Appointed Receiver.	37
§9.12	Warrant Agent Not Required to Give Notice of Default.	37
§9.13	Anti-Money Laundering.	38
§9.14	Compliance with Privacy Code.	38
§9.15	Securities Exchange Commission Certification.	38

	Article 10: General	39

§10.1	Notice to Puget and the Warrant Agent.	39
§10.2	Notice to Registered Warrantholders.	39
§10.3	Ownership of Warrants.	40
§10.4	Satisfaction and Discharge of Indenture.	40
§10.5	Beneficiaries.	40
§10.6	Class B Convertible Preferred Shares or Warrants Owned by Puget or its Subsidiaries	41
§10.7	Severability & Reformation.	41
§10.8	Force Majeure.	41
§10.9	Assignment, Successors and Assigns.	41
§10.10	Rights of Rescission and Withdrawal for Holders.	41
§10.11	License for use of Form.	42

Schedules	“A”: Form of Warrant	43
	“B”: Exercise Form	49
	“C”: Form of Declaration for Removal of Legend	51

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

Article 1: Interpretation

§1.1      Definitions.

In this Indenture, including the recitals and schedules hereto, and in all indentures supplemental hereto:

“Adjustment Period” means the period from the Effective Date up to and including the Expiry Time;

“Affiliate” means any Person controlled by, controlling or under the common control of by or with another Person.

“Applicable Legislation” means any statute of the United States or state thereof, and the regulations under any such named or other statute, relating to warrant indentures or to the rights, duties and obligations of warrant agents under warrant indentures, to the extent that such provisions are at the time in force and applicable to this Indenture;

“Auditors” means BF Borgers CPA PC or such other firm of certified public accountants duly appointed as auditors of Puget, from time to time;

“Authenticated” means (a) with respect to the issuance of a Warrant Certificate, one which has been duly signed by Puget and authenticated by manual signature of an authorized officer of the Warrant Agent, (b) with respect to the issuance of an Uncertificated Warrant, one in respect of which the Warrant Agent has completed all Internal Procedures such that the particulars of such Uncertificated Warrant as required by §2.7 are entered in the register of holders of Warrants, “Authenticate”, “Authenticating” and “Authentication” have the appropriate correlative meanings;

“Board of Directors” shall mean the duly elected and serving board of Directors of Puget acting in compliance with Puget’s articles of incorporation, bylaws and the internal rules of the Board of Directors;

“Book Entry Only Participants” or “Participants” means institutions that participate directly or indirectly in the Depository’s book entry registration system for the Warrants;

“Book Entry Only Warrants” means Warrants that are to be held only by or on behalf of the Depository;

“Business Day” means any day other than Saturday, Sunday or a statutory or civic holiday, or any other day on which banks are not open for business in the United States, and will be a day on which the Pink Open Market is open for trading;

“Capital Stock” means shares of any of Puget’s equity securities including, without limitation, shares of its common stock, Class b Convertible Preferred Stock, etc.

“Certificated Warrant” means a Warrant evidenced by a writing or writings substantially in the form of Schedule “A”, attached hereto;

“Class B Convertible Preferred Shares” means, subject to Article 4, fully paid and non-assessable shares of Puget’s Class B Convertible Preferred Stock as presently constituted;

“Class B Convertible Preferred Share Reorganization” has the meaning set forth in §4.1;

“Code” means the United States Internal Revenue Code of 1986, as amended and the regulations thereunder;

“Commission” means the United States Securities and Exchange Commission;

“Common Stock” means the shares of Puget’s common stock, $0.001 par value currently traded on the Pink Open Market.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

“Counsel” means a duly licensed attorney-at-law retained by the Warrant Agent or retained by Puget, which may or may not be counsel for Puget;

“Current Market Price” of the Class B Convertible Preferred Shares at any date means the volume weighted average trading price per Class B Convertible Preferred Share for the twenty (20) consecutive Trading Days ending five (5) Trading Days prior to such date on the Pink Open Market or if on such date the Class B Convertible Preferred Shares are not traded on the Pink Open Market, on such market or stock exchange upon which such Class B Convertible Preferred Shares are then traded and as selected by Puget’s Board of Directors, or, if such Class B Convertible Preferred Shares are not then traded or listed on any stock exchange or market, then on such reasonable basis as may be selected for such purpose by Puget’s Board of Directors;

“Depository” means the Depository Trust & Clearing Corporation such other person as is designated in writing by Puget to act as depository in respect of the Warrants issued in electronic rather than physical form;

“Dividends” means any dividends paid by Puget in respect of the Class B Convertible Preferred Shares;

“Dividends paid in the ordinary course” means cash dividends paid on the Class B Convertible Preferred Shares in any financial year of Puget to the extent that the amount or value of such dividends in the aggregate does not exceed the greater of (i) 100% of the aggregate amount or value of dividends paid by Puget on the Class B Convertible Preferred Shares in its immediately preceding financial year in which a dividend was paid, and (ii) the consolidated net earnings from continuing operations of Puget, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles in the United States of America);

“Effective Date” means the date of this Indenture;

“Exchange Act” means the Securities and Exchange Act of 1934, as amended;

“Exchange Rate” means the number of Class B Convertible Preferred Shares subject to the right of purchase under each Warrant, which, as at the Effective Date, is one (1) Class B Convertible Preferred Share for one (1) Warrant;

“Exercise Date” means, in relation to a Warrant, the Business Day on which such Warrant is validly exercised or deemed to be validly exercised in accordance with Article 3 hereof;

“Exercise Notice” has the meaning set forth in §3.2(1);

“Exercise Price” at any time means the price at which a whole Class B Convertible Preferred Share may be purchased by the exercise of a whole Warrant, which is initially $1.75 per Class B Convertible Preferred Share, payable in immediately available United States dollars, subject to adjustment in accordance with the provisions of §4.1;

“Expiry Date” means February 28, 2023, subject to extension in the sole discretion of Puget;

“Expiry Time” means 4:30p.m. (New York City time) on the Expiry Date;

“Extraordinary Resolution” has the meaning set forth in 7.11(1);

“First Closing Date” means a date after March 1, 2021 when the Warrants are first issued to investors in a proposed private placement of units of Puget’s securities based on meeting minimum placement requirements or such other date as Puget and the Agent will determine;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

“Global Warrant” means a warrant certificate in global form that is deposited with the Depositary or with the Warrant Agent as custodian for the Depositary. Book entry is a system of tracking ownership of securities where no certificate is given to investors. In the case of book-entry-only issues, while investors do not receive certificates, a custodian holds one or more global certificates. Most investors who use an online broker or even a regular full-service broker will have their shares held in book-entry form. On August 8, 2006, the Commission approved a rule changed by NASDAQ, NYSE and AMEX requiring all listed securities (except certain debt securities) to be eligible for a direct registration system as of March 31, 2008. Direct registration is an entirely electronic book-entry style system that does not involve physical stock certificates. The rule change does not eliminate physical certificates, but requires issuers to be eligible for entirely electronic recording of securities ownership. Book-entry securities are settled by the Depository Trust Company which is the Depository Trust & Clearing Corporation’s central securities depository;

“Indenture Act” means the Trust Indenture Act of 1939, as amended;

“Internal Procedures” means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including without limitation, original issuance or registration of transfer of ownership) the minimum number of the Warrant Agent’s internal procedures customary at such time for the entry, change or deletion made to be complete under the operating procedures followed at the time by the Warrant Agent, it being understood that neither preparation and issuance will constitute part of such procedures for any purpose of this definition;

“Issue Date” means the date the Warrants are issued in connection with a Closing Date;

“Global Warrants” means Warrants representing all or a portion of the aggregate number of Warrants issued in the name of the Depository represented by an Uncertificated Warrant, or if requested by the Depository or Puget, by a Warrant Certificate (see “Global Warrant”);

“Mutatis Mutandis” means making necessary alterations while not affecting the main point at issue.

“Party” or “Parties” means Puget and any Person who accepts benefits or responsibilities pursuant to this Indenture, including, without limitation, the Warrant Agent and the Warrant holders;

“Person” means an individual, body corporate, partnership, trust, warrant agent, executor, administrator, legal representative or any unincorporated organization;

“Pink Open Market” means the platform for transparent trading and best execution in any security owned and operated by the OTC Markets Group. There are no financial standards or disclosure requirements. A wide spectrum of companies are traded on this market, including foreign companies that limit their disclosure in the U.S., penny stocks and shells, as well as distressed, delinquent, and dark companies not willing or able to provide information to investors. The Pink Market is for professional and sophisticated investors with a high risk-tolerance for trading companies with limited information available and limited regulatory oversight.

“Register” means the one set of records and accounts maintained by the Warrant Agent pursuant to §2.9:

“Registered Warrantholders” means the persons who are registered owners of Warrants as such names appear on the register, and for greater certainty, will include the Depository as well as the holders of Certificated Warrants and/or Uncertificated Warrants appearing on the register of the Warrant Agent;

“Regulation A” means Regulation A as promulgated by the Commission under the Securities Act;

“Regulation D” means Regulation D as promulgated by the Commission under the Securities Act;

“Regulation S” means Regulation S as promulgated by the Commission under the Securities Act;

“Rights Offering” has the meaning set forth in §4.1;

“Subsequent Closing Date” means any date after the First Closing Date on which units of Puget’s securities that include the Warrants are subscribed for as advised by Puget;

“Securities Act” means the Securities Act of 1933, as amended:

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

“Service” means the United States Internal Revenue Service;

“Shareholders” means holders of shares of Puget’s Capital Stock, whether common, preferred or otherwise;

“This Warrant Indenture”, “this Indenture”, “this Agreement”, “hereto” “herein”, “hereby”, “hereof” and similar expressions mean and refer to this Indenture and any indenture, deed or instrument supplemental hereto; and the expressions “Article”, “§“, “subsection” and “paragraph” followed by a number, letter or both mean and refer to the specified article, section, subsection or paragraph of this Indenture;

“Trading Day” means, with respect to the Pink Open Market, a day on which such market is open for the transaction of business;

“Uncertificated Warrant” means any Warrant which is not a Certificated Warrant;

“Unit” means the units issued in connection with the Offering, each consisting of one Series 2020 Convertible Subordinated Debenture in the principal amount of $1,000 dollars, 1,000 Class B Convertible Preferred Shares and Warrants to purchase an additional 2,000 shares of Class B Convertible Preferred Stock;

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

“U.S. Person” has the meaning set forth in Rule 902(k) of Regulation S;

“U.S. Purchaser” means an original purchaser of the units of which the Warrants comprise a part who was, at the time of purchase, (a) a U.S. Person, (b) any person purchasing such units on behalf of, or for the account or benefit of, any U.S. Person or any person in the United States, (c) any person who receives or received an offer to acquire such units while in the United States, and (d) any person who was in the United States at the time such person’s buy order was made or the subscription agreement pursuant to which such units were acquired was executed or delivered;

“U.S. Warrantholder” means any Warrantholder that is (a) is a U.S. Person, (b) is in the United States, (c) received an offer to acquire Warrants while in the United States, or (d) was in the United States at the time such Warrantholder’s buy order was made or such Warrantholder executed or delivered its purchase order for the Warrants;

“Warrants” means the Class B Convertible Preferred Share purchase warrants created by and authorized by and issuable under this Indenture, to be issued and countersigned hereunder as a Certificated Warrant and/or Uncertificated Warrant held through the book entry registration system on a no certificate issued basis, entitling the holder or holders thereof to purchase up to 500,000 Class B Convertible Preferred Shares (subject to adjustment as herein provided) at the Exercise Price prior to the Expiry Time and, where the context so requires, also means the warrants issued and Authenticated hereunder, whether by way of Warrant Certificate or Uncertificated Warrant;

“Warrant Agency” means the principal office of the then serving Warrant Agent or such other place as may be designated in accordance with §3.5;

“Warrant Agent” the entity responsible for transfers and transactions in the Warrants as defined in this Indenture as appointed by Puget;

“Warrant Certificate” means a certificate, substantially in the form set forth in Schedule “A” hereto, to evidence Certificated Warrants;

“Warrantholders”, or “holders” means Registered Warrantholders and the owners of Warrants who beneficially hold securities entitlements in respect of the Warrants registered in the name of the Depository or through a Book Entry Only Participant;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

“Warrantholders’ Request” means an instrument signed in one or more counterparts by Registered Warrantholders entitled to acquire in the aggregate not less than 51% of the aggregate number of Class B Convertible Preferred Shares which could be acquired pursuant to all Warrants then unexercised and outstanding, requesting the Warrant Agent to take some action or proceeding specified therein; and

“Written order of Puget”, “written request of Puget”, “written consent of “Puget”, “Officer’s Certificate” and “certificate of Puget” mean, respectively, a written order, request, consent and certificate signed in the name of Puget by any duly authorized signatory of Puget and may consist of one or more instruments so executed.

§1.2      Gender and Number.

Words importing the singular number or masculine gender will include the plural number or the feminine or neuter genders, and vice versa.

§1.3      Headings, etc.

The division of this Indenture into Articles and §s, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Indenture or of the Warrants.

§1.4      Day not a Business Day.

If any day on or before which any action or notice is required to be taken or given hereunder is not a Business Day, then such action or notice will be required to be taken or given on or before the requisite time on the next succeeding day that is a Business Day.

§1.5      Time of the Essence.

Time will be of the essence of this Indenture.

§1.6      Monetary References.

Whenever any amounts of money are referred to herein, such amounts will be deemed to be in lawful money of the United States of America unless otherwise expressed.

§1.7       Applicable Law, Venue & Dispute Resolution.

By accepting the role of Warrant Agent or, execution and delivery of the subscription agreement pursuant to which Warrants will be issued, Puget, the Warrant Agent and the Subscriber(s) will have irrevocably agreed that:

(1)	Any matters pertaining to this Indenture and the Warrants issuable hereunder and the Class B Convertible Preferred Stock issuable upon exercise of the Warrants shall be governed by and construed in accordance with the laws of the State of Nevada but any proceedings arising hereunder shall be adjudicated before a forum located within the county in which Puget maintains its principal legal offices, or in the absence of any such offices, its principal administrative offices.

(2)	In the event any provision of this Indenture shall be deemed unenforceable under the laws binding on a tribunal adjudicating its validity, then the Parties will have requested that such tribunal reform the Warrant issuable pursuant to this Indenture in such manner as will most closely accomplish its purpose without violating applicable laws or public policies.

(3)	Puget, the Warrant Agent and each of the Subscribers will be deemed to have irrevocably accepted and submitted, for themselves and anyone claiming interest under them, generally and unconditionally, to the in personam jurisdiction of any tribunal meeting the requirements for venue set forth above.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(4)	(a)	Puget, the Warrant Agent and each of the Subscribers will have irrevocably consented to service of any summons and/or legal process by registered or certified United States air mail, postage prepaid, to the Party served at the address determined in the manner hereinbefore set forth in this Indenture for the provision of notice, such method of service to constitute, in every respect, sufficient and effective service of process in any such legal action or proceeding.

(b)	Nothing in this Agreement shall affect the right to service of process in any other manner permitted by law.

(c)	Puget, the Warrant Agent and each of the Subscribers will have further agreed that final judgment against any of them in any legal action, suit or proceeding complying with the foregoing provisions shall be conclusive and may be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of the subject Party’s liability.

(5)	Notwithstanding the foregoing, all disputes, misunderstandings, conflicts or required interpretations arising hereunder which Warrant holders pursue will be resolved in the following manner, first, through mediation and then, if mediation is not successful after 60 days, through binding arbitration in accordance with the rules and procedures of the American Arbitration Association’s® Miami Regional Office.

Article 2: Issue of Warrants

§2.1      Creation and Issue of Warrants.

(1)	A maximum of 500,000 Warrants (subject to adjustment as herein provided) are hereby created and authorized to be issued in accordance with the terms and conditions hereof.

(2)	By written order of Puget, the Warrant Agent will deliver Warrant Certificates to Registered Warrantholders and record the name of the Registered Warrantholders on the Warrant register.

(3)	Registration of interests in Warrants held by the Depository may be evidenced by a position appearing on the register for Warrants of the Warrant Agent for an amount representing the aggregate number of such Warrants outstanding from time to time.

§2.2       Terms of Warrants.

(1)	Subject to the applicable conditions for exercise set out in Article 3 having been satisfied and subject to adjustment in accordance with §4.1, each Warrant will entitle each Warrantholder thereof, upon exercise at any time after the Issue Date and prior to the Expiry Time, to acquire one (1) Class B Convertible Preferred Share upon payment of the Exercise Price.

(2)	No fractional Warrants will be issued or otherwise provided for hereunder and Warrants may only be exercised in a sufficient number to acquire whole numbers of Class B Convertible Preferred Shares.

(3)	Each Warrant will entitle the holder thereof to such other rights and privileges as are set forth in this Indenture.

(4)	The number of Class B Convertible Preferred Shares which may be purchased pursuant to the Warrants and the Exercise Price therefor will be adjusted upon the events and in the manner specified in §4.1.

§2.3      Warrantholder not a Shareholder.

Except as may be specifically provided herein, nothing in this Indenture or in the holding of a Warrant Certificate, entitlement to a Warrant or otherwise, will, in itself, confer or be construed as conferring upon a Warrantholder any right or interest whatsoever as a Shareholder, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of Shareholders or any other proceedings of Puget, or the right to Dividends and other allocations.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§2.4       Warrants to Rank Pari Passu.

All Warrants will rank equally and without preference over each other, whatever may be the actual date of issue thereof.

§2.5       Form of Warrants.

(1)	The Warrants may be issued in both certificated and uncertificated form.

(2)	Each Warrant originally issued to a U.S. Purchaser will be evidenced in certificated form only and bear the applicable legends as set forth in Schedule “A” hereto.

(3)	All Warrants issued in certificated form will be evidenced by a Warrant Certificate (including all replacements issued in accordance with this Indenture), substantially in the form set out in §2.8 and Schedule “A” hereto, which will be dated as of the Issue Date, will bear such distinguishing letters and numbers as Puget may prescribe, and will be issuable in any denomination excluding fractions.

(4)	All Warrants issued to the Depository may be in either a certificated or uncertificated form, such uncertificated form being evidenced by a book position on the register of Warrantholders to be maintained by the Warrant Agent in accordance with §2.6.

§2.6       Book Entry Only Warrants and Global Warrant.

(1)	(a)	Reregistration of beneficial interests in and transfers of Warrants held by the Depository will be made only through the book entry registration system and no Warrant Certificates will be issued in respect of such Warrants except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by the Depository or as determined by Puget from time to time.

(b)	Except as provided in this §2.6, owners of beneficial interests in any Book Entry Only Warrants or Global Warrants will not be entitled to have Warrants registered in their names and will not receive or be entitled to receive Warrants in definitive form or to have their names appear in the register referred to in §2.9 herein.

(c)	Notwithstanding any terms set out herein, Warrants having any legend set forth in §2.8 herein and held in the name of the Depository may only be held in the form of Uncertificated Warrants with the prior consent of the Warrant Agent and in accordance with the internal procedures of the Warrant Agent.

(2)	Notwithstanding any other provision in this Indenture, no Book Entry Only Warrants or Global Warrants may be exchanged or transferred in whole or in part for Warrants registered, and no transfer of any Book Entry Only Warrants or Global Warrants in whole or in part may be registered in the name of any person other than the Depository for such Global Warrants or Book Entry Only Warrants or a nominee thereof unless:

(a)	The Depository notifies Puget that it is unwilling or unable to continue to act as depository in connection with the Book Entry Only Warrants or the Global Warrants and Puget is unable to locate a qualified successor;

(b)	Puget determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the Book Entry Only Warrant or Global Warrants and Puget is unable to locate a qualified successor;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(c)	The Depository ceases to be a transfer agency or otherwise ceases to be eligible to be a depository and Puget is unable to locate a qualified successor;

(d)	Puget determines that the Warrants will no longer be held as Book Entry Only Warrants through the Depository;

(e)	Such right is required by Applicable Law, as determined by Puget and Puget’s Counsel;

(f)	The Warrant is to be Authenticated to or for the account or benefit of a U.S. Warrantholder; or

(g)	Upon request of a Book Entry Only Participant of a beneficial holder and such registration is effected in accordance with the internal procedures of the Depository and the Warrant Agent,

following which, Warrants for those holders requesting the same will be registered and issued to the beneficial owners of such Warrants or their nominees as directed by the holder; provided that, Puget will provide an Officer’s Certificate giving notice to the Warrant Agent of the occurrence of any event outlined in this §2.6 (2)(a)–(g).

(3)	(a)	Subject to the provisions of this §2.6, any exchange of an Global Warrant for Warrants which are not an Global Warrant may be made in whole or in part in accordance with the provisions of §2.11, mutatis mutandis.

(b)	All such Warrants issued in exchange for an Global Warrant or any portion thereof will be registered in such names as the Depository will direct and will be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Warrant) as the Global Warrant or portion thereof surrendered upon such exchange.

(4)	Every Warrant that is Authenticated upon registration or transfer of an Global Warrant or in exchange for or in lieu of an Global Warrant or any portion thereof, whether pursuant to this §2.6, or otherwise, will be Authenticated in the form of, and will be, an Global Warrant unless such Warrant is registered in the name of a person other than the Depository for such Global Warrant or a nominee thereof.

(5)	Notwithstanding anything to the contrary in this Indenture, subject to applicable law, the Global Warrant will be issued as an Uncertificated Warrant unless otherwise requested in writing by the Depository or Puget.

(6)	The rights of beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system will be limited to those established by applicable law and agreements between the Depository and the Book Entry Only Participants and between such Book Entry Only Participants and the beneficial owners of Warrants who hold securities entitlements in respect of the Warrants through the book entry registration system, and such rights must be exercised through a Book Entry Only Participant in accordance with the rules and procedures of the Depository.

(7)	Notwithstanding anything herein to the contrary, neither Puget nor the Warrant Agent nor any agent thereof will have any responsibility or liability for:

(a)	the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Warrants or the depository system maintained by the Depository or payments made on account of any ownership interest or any other interest of any person in any Warrant represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(b)	maintaining, supervising or reviewing any records of the Depository or any Book Entry Only Participant relating to any such interest; or

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(c)	any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Only Participant.

(8)	Puget may terminate the application of this §2.6 in its sole discretion in which case all Warrants will be evidenced by Warrant Certificates registered in the name of a Person other than the Depository.

§2.7        Authentication.

(1)	(a)	For Warrants issued in certificated form, the form of certificate representing Warrants will be substantially as set out in Schedule “A” hereto or such other form as is authorized from time to time by the Warrant Agent.

(b)	Each Warrant Certificate will be Authenticated manually on behalf of the Warrant Agent.

(c)	Each Warrant Certificate will be signed by any two duly authorized signatories of Puget; whose signature will appear on the Warrant Certificate and may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid and binding upon Puget as if it had been signed manually.

(d)	Any Warrant Certificate which has two signatures as hereinbefore provided will be valid notwithstanding that one or more of the persons whose signature is printed, lithographed or mechanically reproduced no longer holds office at the date of issuance of such certificate.

(e)	The Warrant Certificates may be engraved, printed or lithographed, or partly in one form and partly in another, as the Warrant Agent may determine.

(2)	(a)	The Warrant Agent will Authenticate Uncertificated Warrants (whether upon original issuance, exchange, registration of transfer, partial payment, or otherwise) by completing its Internal Procedures and Puget will, and hereby acknowledges that it will, thereupon be deemed to have duly and validly issued such Uncertificated Warrants under this Indenture.

(b)	Such Authentication will be conclusive evidence that such Uncertificated Warrant has been duly issued hereunder and that the holder or holders are entitled to the benefits of this Indenture.

(c)	The register will be final and conclusive evidence as to all matters relating to Uncertificated Warrants with respect to which this Indenture requires the Warrant Agent to maintain records or accounts.

(d)	In case of differences between the register at any time and any other time the register at the later time will be controlling, absent manifest error and such Uncertificated Warrants are binding on Puget.

(3)	Any Warrant Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Warrant Certificate will, subject to the terms of this Indenture and applicable law, validly entitle the holder to acquire Class B Convertible Preferred Shares, notwithstanding that the form of such Warrant Certificate may not be in the form currently required by this Indenture.

(4)	(a)	No Warrant will be considered issued and will be valid or obligatory or will entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by the Warrant Agent.

(b)	Authentication by the Warrant Agent, including by way of entry on the register, will not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of such Warrant Certificates or Uncertificated Warrants (except the due Authentication thereof) or as to the performance by Puget of its obligations under this Indenture and the Warrant Agent will in no respect be liable or answerable for the use made of the Warrants or any of them or of the consideration thereof.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(c)	Authentication by the Warrant Agent will be conclusive evidence as against Puget that the Warrants so Authenticated have been duly issued hereunder and that the holder thereof is entitled to the benefits of this Indenture.

(5)	(a)	No Certificated Warrant will be considered issued and Authenticated or, if Authenticated, will be obligatory or will entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by manual signature by or on behalf of the Warrant Agent substantially in the form of the Warrant set out in Schedule “A” hereto.

(b)	Such Authentication on any such Certificated Warrant will be conclusive evidence that such Certificated Warrant is duly Authenticated and is valid and a binding obligation of Puget and that the holder is entitled to the benefits of this Indenture.

(6)	(a)	No Uncertificated Warrant will be considered issued and will be obligatory or will entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Warrant.

(b)	Such entry on the register of the particulars of an Uncertificated Warrant will be conclusive evidence that such Uncertificated Warrant is a valid and binding obligation of Puget and that the holder is entitled to the benefits of this Indenture.

(7)	The Authentication by the Warrant Agent of any Warrants whether by way of entry on the register or otherwise will not be construed as a representation or warranty by the Warrant Agent as to the validity of the Indenture or such Warrants (except the due Authentication thereof) or as to the performance by Puget of its obligations under this Indenture and the Warrant Agent will in no respect be liable or answerable for the use made of the Warrants or any of them or the proceeds thereof.

§2.8        Legends

(1)	(a)	Neither the Warrants nor the Class B Convertible Preferred Shares issuable upon exercise of the Warrants have been or will be registered under the Securities Act or under any United States state securities laws.

(b)	Each Warrant Certificate originally issued to a U.S. Purchaser and each Warrant Certificate issued in exchange therefor or in substitution thereof will bear, for so long as required by the Securities Act or applicable state securities laws, the following legend or such variations thereof as Puget may prescribe from time to time:

“This warrant and the securities deliverable upon the exercise thereof have not been registered under the united states securities act of 1933, as amended or under the securities laws of any state. The holder hereof, by purchasing such securities, agrees for the benefit of the issuer of such securities and its successors (“Puget”) that such securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only (a) to Puget; (b) outside the United States in accordance with Commission Rule 904 of Regulation S and in compliance with local laws and regulations; (c) in accordance with the exemption from registration provided by Commission Rule 144 or Rule 144A thereunder, if available, and in compliance with applicable state securities laws; or (d), in a transaction that does not require registration under the Securities Act or any applicable state securities laws, and, in the case of paragraph (c) or (d), the seller has prior to such transfer furnished to Puget an opinion of counsel of recognized standing in form and substance satisfactory to Puget to such effect.”

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(c)	If the Warrants are being sold in compliance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, the legend above may be removed by providing a declaration to the Warrant Agent, substantially in the form set forth in Schedule “C” (or in such other form as Puget may prescribe from time to time), together with such other evidence of the availability of an exemption (which may, without limitation, include an opinion of counsel, of recognized standing reasonably satisfactory to Puget) as the Warrant Agent may reasonably require; provided that if any Warrants are being sold pursuant to Rule 144 under the Securities Act, the above legend may be removed by delivery to the Warrant Agent of an opinion of counsel, of recognized standing reasonably satisfactory to Puget, to the effect that such legend is no longer required under applicable requirements of the Securities Act.

(d)	The Warrant Agent will be entitled to request any other documents that it may require in accordance with its internal policies for the removal of the legend set forth above.

(2)	Each Global Warrant originally issued in the United States of America and held by the Depository, and each Global Warrant issued in exchange therefor or in substitution thereof will bear or be deemed to bear the following legend or such variations thereof as Puget may prescribe from time to time:

“Unless this certificate is presented by an authorized representative of the Warrant Agent to Puget Technologies, Inc. (the “issuer”) or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of the Warrant Agent, or in such other name as is requested by an authorized representative of the Warrant Agent (and any payment is made to such other entity as is requested by an authorized representative of the Warrant Agent), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered holder hereof, the Warrant Agent has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.”

(3)	Each Certificated Warrant and each Global Warrant held by the Depository on the First Closing Date or any Subsequent Closing Date, as applicable (and each such Certificated Warrant or Global Warrant, as the case may be, issued in exchange therefore or in substitution thereof prior to the date that is 365 days after the First Closing Date or a Subsequent Closing Date, as applicable) will bear or be deemed to bear the following legend or such variations thereof as Puget my prescribe from time to time:

“Unless permitted under applicable securities legislation, the holder of this security must not trade the security before [insert the date that is 365 days after the first closing date or a Subsequent closing date, as applicable].”

§2.9      Register of Warrants

(1)	(a)	The Warrant Agent will maintain records and accounts concerning the Warrants, whether certificated or uncertificated, which will contain the information called for below with respect to each Warrant, together with such other information as may be required by law or as the Warrant Agent may elect to record.

(b)	All such information will be kept in one set of accounts and records which the Warrant Agent will designate (in such manner as will permit it to be so identified as such by an unaffiliated party) as the register of the holders of Warrants.

(c)	The information to be entered for each account in the register of Warrants at any time will include (without limitation):

1.	the name and address of the holder of the Warrants, the date of Authentication thereof and the number of Warrants;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

2.	whether such Warrant is a Certificated Warrant or an Uncertificated Warrant and, if a Warrant Certificate, the unique number or code assigned to and imprinted thereupon and, if an Uncertificated Warrant, the unique number or code assigned thereto if any;

3.	whether such Warrant has been cancelled; and

4.	a register of transfers in which all transfers of Warrants and the date and other particulars of each transfer will be entered.

(d)	1.	The register will be available for inspection by Puget and or any Warrantholder during the Warrant Agent’s regular business hours on a Business Day and upon payment to the Warrant Agent of its reasonable fees.

2.	Any Warrantholder exercising such right of inspection will first provide an affidavit in form satisfactory to Puget and the Warrant Agent stating the name and address of the Warrantholder and agreeing not to use the information therein except in connection with an effort to call a meeting of Warrantholders or to influence the voting of Warrantholders at any meeting of Warrantholders.

(2)	(a)	Once an Uncertificated Warrant has been Authenticated, the information set forth in the register with respect thereto at the time of Authentication may be altered, modified, amended, supplemented or otherwise changed only to reflect exercise or proper instructions to the Warrant Agent from the holder as provided herein, except that the Warrant Agent may act unilaterally to make purely administrative changes internal to the Warrant Agent and changes to correct errors.

(b)	Each person who becomes a holder of an Uncertificated Warrant, by his, her or its acquisition thereof will be deemed to have irrevocably (i) consented to the foregoing authority of the Warrant Agent to make such minor error corrections and (ii) agreed to pay to the Warrant Agent, promptly upon written demand, the full amount of all loss and expense (including without limitation reasonable legal fees of Puget and the Warrant Agent plus interest, at an appropriate then prevailing rate of interest to the Warrant Agent), sustained by Puget or the Warrant Agent as a proximate result of such error if but only if and only to the extent that such present or former holder realized any benefit as a result of such error and could reasonably have prevented, forestalled or minimized such loss and expense by prompt reporting of the error or avoidance of accepting benefits thereof whether or not such error is or should have been timely detected and corrected by the Warrant Agent; provided, that no person who is a bona fide purchaser will have any such obligation to Puget or to the Warrant Agent.

§2.10    Issue in Substitution for Warrant Certificates Lost, etc.

(1)	If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, Puget, subject to applicable law, will issue and thereupon the Warrant Agent will certify and deliver, a new Warrant Certificate of like tenor, and bearing the same legend, if applicable, as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Warrant Certificate, and the substituted Warrant Certificate will be in a form approved by the Warrant Agent and the Warrants evidenced thereby will be entitled to the benefits hereof and will rank equally in accordance with its terms with all other Warrants issued or to be issued hereunder.

(2)	The applicant for the issue of a new Warrant Certificate pursuant to this §2.10 will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issuance thereof, furnish to Puget and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as will be satisfactory to Puget and to the Warrant Agent, in their sole discretion, and such applicant will also be required to furnish an indemnity and surety bond in amount and form satisfactory to Puget and the Warrant Agent, in their sole discretion, and will pay the reasonable charges of Puget and the Warrant Agent in connection therewith.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§2.11    Exchange of Warrant Certificates.

(1)	Any one or more Warrant Certificates representing any number of Warrants may, upon compliance with the reasonable requirements of the Warrant Agent (including compliance with applicable securities legislation), be exchanged for one or more other Warrant Certificates representing the same aggregate number of Warrants, and bearing the same legend, if applicable, as represented by the Warrant Certificate or Warrant Certificates so exchanged.

(2)	Warrant Certificates may be exchanged only at the Warrant Agency or at any other place that is designated by Puget.

(3)	Any Warrant Certificate from the holder (or such other instructions, in form satisfactory to the Warrant Agent), tendered for exchange will be surrendered to the Warrant Agency and cancelled by the Warrant Agent.

(4)	Warrant Certificates exchanged for Warrant Certificates that bear the legend(s) set forth in §2.8 will bear the same legend(s).

§2.12     Transfer and Ownership of Warrants.

(1)	The Warrants may only be transferred on the register kept by the Warrant Agent at the Warrant Agency by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent only upon:

(a)	in the case of a Warrant Certificate, surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificates representing the Warrants to be transferred together with a duly executed transfer form as set forth in Schedule A;

(b)	in the case of Book Entry Only Warrants, in accordance with procedures prescribed by the Depository under the book entry registration system: and

(c)	upon compliance with:

1.	the conditions herein;

2.	such reasonable requirements as the Warrant Agent may prescribe; and

3.	all applicable securities legislation and requirements of regulatory authorities;

(2)	Such transfer will be duly noted in such register by the Warrant Agent.

(3)	Upon compliance with such requirements, the Warrant Agent will issue to the transferee of a Warrant Certificate, or the Warrant Agent will Authenticate and deliver a Warrant Certificate upon request that part of the Global Warrant be certificated.

(4)	Transfers within the systems of the Depository are not the responsibility of the Warrant Agent and will not be noted on the register maintained by the Warrant Agent.

(5)	If a Warrant Certificate tendered for transfer bears the legend set forth in §2.8(1), the Warrant Agent will not register such transfer unless the transferor has provided the Warrant Agent with the Warrant Certificate and (A) the transfer is made to Puget, (B) the transfer is made outside of the United States in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations and the transferor delivers to the Warrant Agent a declaration substantially in the form set forth in Schedule “C” to this Warrant Indenture, or in such other form as Puget may from time to time prescribe, together with such other evidence of the availability of an exemption (which may, without limitation, include an opinion of counsel of recognized standing reasonably satisfactory to Puget) as the Warrant Agent may reasonably require, or (C) the transfer is made pursuant to the exemption from the registration requirements of the Securities Act provided by (i) Rule 144 thereunder or (ii) Rule 144A thereunder, if available, and in each case in accordance with any applicable state securities or “blue sky” laws, or (D) the transfer is made in another transaction that does not require registration under the Securities Act or any applicable state securities laws; provided that, it has prior to any transfer pursuant to §s 2.12(2)(C) or 2.12(2)(D) furnished to Puget an opinion of counsel or other evidence, in either case in form and substance reasonably satisfactory to Puget, to such effect.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(6)	In relation to a transfer under (C) or (D) above, unless Puget and the Warrant Agent receive an opinion of counsel of recognized standing in form and substance to the effect that the U.S. restrictive legend set forth in subsection 2.8(1) is no longer required on the Warrant Certificates representing the transferred Warrants, the Warrant Certificates received by the transferee will continue to bear the legend set forth in §2.8(1).

(7)	Subject to the provisions of this Indenture, Applicable Legislation and applicable law, the Warrantholder will be entitled to the rights and privileges attaching to the Warrants, and the issue of Class B Convertible Preferred Shares by Puget upon the exercise of Warrants in accordance with the terms and conditions herein contained will discharge all responsibilities of Puget and the Warrant Agent with respect to such Warrants and neither Puget nor the Warrant Agent will be bound to inquire into the title of any such holder.

§2.13    Cancellation of Surrendered Warrants.

All Warrant Certificates surrendered pursuant to §3.2 will be cancelled by the Warrant Agent, and in the case of exercises pursuant to §3.2 by holders of Uncertificated Warrants will be deemed cancelled and so noted on the register by the Warrant Agent. Upon request by Puget, the Warrant Agent will furnish to Puget a cancellation certificate identifying the Warrant Certificates so cancelled, the number of Warrants evidenced thereby, the number of Class B Convertible Preferred Shares, if any, issued pursuant to such Warrants and the details of any Warrant Certificates issued in substitution or exchange for such Warrant Certificates cancelled.

Article 3 Exercise of Warrants

§3.1       Right of Exercise.

Subject to the provisions hereof, each Registered Warrantholder may exercise the right conferred on such holder to subscribe for and purchase one (1) Class B Convertible Preferred Share for each Warrant after the Issue Date and prior to the Expiry Time and in accordance with the conditions herein.

§3.2      Warrant Exercise.

(1)	(a)	Registered Warrantholders of Warrant Certificates who wish to exercise the Warrants held by them in order to acquire Class B Convertible Preferred Shares must complete the exercise form (the “Exercise Notice”) attached to the Warrant Certificate(s) which form is attached hereto as Schedule “B”, which may be amended by Puget if such amendment does not, in the reasonable opinion of Puget, which may be based on the advice of Counsel, materially and adversely affect the rights, entitlements and interests of the Warrantholders, and deliver such certificate(s), the executed Exercise Notice, and other information or documents required thereby, and a certified check, bank draft or money order payable to or to the order of Puget for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency.

(b)	The Warrants represented by a Warrant Certificate will be deemed to be surrendered upon personal delivery of such certificate, Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(2)	(a)	A Registered Warrantholder of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants must complete the Exercise Notice and deliver the executed Exercise Notice and a certified check, bank draft or money order payable to or to the order of Puget for the aggregate Exercise Price to the Warrant Agent at the Warrant Agency.

(b)	The Uncertificated Warrants will be deemed to be surrendered upon receipt of the Exercise Notice and aggregate Exercise Price or, if such documents are sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.

(3)	(a)	A beneficial owner of Warrants issued in uncertificated form evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Only Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository.

(b)	Forthwith upon receipt by the Depository of such notice, as well as payment for the aggregate Exercise Price, the Depository will deliver to the Warrant Agent confirmation of its intention to exercise Warrants (a “Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through a book based registration system.

(c)	An electronic exercise of the Warrants initiated by the Book Entry Only Participant through a book based registration system will constitute a representation to both Puget and the Warrant Agent that the beneficial owner at the time of exercise of such Warrants (a) is not in the United States; (b) is not a U.S. Person and is not exercising such Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (c) did not acquire the Warrants in the United States or on behalf of, or for the account or benefit of a U.S. Person or a person in the United States; (d) did not receive an offer to exercise the Warrant in the United States; (e) did not execute or deliver the notice of the owner’s intention to exercise such Warrants in the United States; and (f) has, in all other respects, complied with the terms of Regulation S in connection with such exercise.

(d)	If the Book Entry Only Participant is not able to make or deliver the foregoing representation by initiating the electronic exercise of the Warrants, then such Warrants will be withdrawn from the book based registration system by the Book Entry Only Participant and an individually registered Warrant Certificate will be issued by the Warrant Agent to such Beneficial Owner or Book Entry Only Participant and the exercise procedures set forth in §3.2(1) will be followed.

(4)	(a)	Payment representing the aggregate Exercise Price must be provided to the appropriate office of the Book Entry Only Participant in a manner acceptable to it.

(b)	A notice in form acceptable to the Book Entry Only Participant and payment from such beneficial holder should be provided to the Book Entry Only Participant sufficiently in advance so as to permit the Book Entry Only Participant to deliver notice and payment to the Depository and for the Depository in turn to deliver notice and payment to the Warrant Agent prior to Expiry Time.

(c)	The Depository will initiate the exercise by way of the Confirmation and forward the aggregate Exercise Price electronically to the Warrant Agent and the Warrant Agent will execute the exercise by issuing to the Depository through the book entry registration system the Class B Convertible Preferred Shares to which the exercising Warrantholder is entitled pursuant to the exercise.

(d)	Any expense associated with the exercise process will be for the account of the entitlement holder exercising the Warrants and/or the Book Entry Only Participant exercising the Warrants on its behalf.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(5)	By causing a Book Entry Only Participant to deliver notice to the Depository, a Warrantholder will be deemed to have irrevocably surrendered his or her Warrants so exercised and appointed such Book Entry Only Participant to act as his or her exclusive settlement agent with respect to the exercise and the receipt of Class B Convertible Preferred Shares in connection with the obligations arising from such exercise.

(6)	(a)	Any notice which the Depository determines to be incomplete, not in proper form or not duly executed will for all purposes be void and of no effect and the exercise to which it relates will be considered for all purposes not to have been exercised thereby.

(b)	A failure by a Book Entry Only Participant to exercise or to give effect to the settlement thereof in accordance with the Warrantholder’s instructions will not give rise to any obligations or liability on the part of Puget or Warrant Agent to the Book Entry Only Participant or the Warrantholder.

(7)	Any exercise form or Exercise Notice referred to in this §3.2 will be signed by the Registered Warrantholder, or its executors or administrators or other legal representatives or an attorney of the Registered Warrantholder, duly appointed by an instrument in writing satisfactory to the Warrant Agent but such exercise form need not be executed by the Depository.

(8)	Any exercise referred to in this §3.2 will require that the entire Exercise Price for Class B Convertible Preferred Shares subscribed must be paid at the time of subscription and such Exercise Price and original Exercise Notice executed by the Registered Warrantholder or the Confirmation from the Depository must be received by the Warrant Agent prior to the Expiry Time.

(9)	Warrants may only be exercised pursuant to this §3.2 by or on behalf of a Registered Warrantholder, as applicable, who makes the certifications set forth on, and delivers any other information or documents required pursuant to, the Exercise Notice set out in Schedule B or as provided herein.

(10)	If the form of Exercise Notice set forth in the Warrant Certificate will have been amended, Puget will cause the amended Exercise Notice to be forwarded to all Registered Warrantholders.

(11)	Exercise Notices and Confirmations must be delivered to the Warrant Agent at any time during the Warrant Agent’s actual business hours on any Business Day prior to the Expiry Time. Any Exercise Notice or Confirmations received by the Warrant Agent after business hours on any Business Day other than the Expiry Date will be deemed to have been received by the Warrant Agent on the next following Business Day.

(12)	Any Warrant with respect to which an Exercise Notice and Confirmation is not received by the Warrant Agent before the Expiry Time will be deemed to have expired and become void and all rights with respect to such Warrants will terminate and be cancelled.

§3.3       Trading Markets for Puget Securities.

(1)	There are currently no public trading markets for the Warrants or the Class B Convertible Preferred Shares into which the Warrants may be exercised, the only current market for Puget securities being the Pink Open Market on which free trading shares of Puget’s Common Stock are currently traded.

(2)	Each of the Class B Convertible Preferred Shares into which the Warrants may be exercised are convertible into ten shares of Puget’s Common Stock but as provided in this Indenture, cannot be freely traded except pursuant prior registration with the Commission or the availability of applicable exemptions from registration requirements.

(3)	Puget aspires to the eventual development of a trading market for its Class B Convertible Preferred Shares and it is possible that eventually, a public trading market for the Warrants may also develop, however, no assurances with respect to such development can be provided.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(4)	Puget also aspires to the development of trading markets for its securities in markets or exchanges other than the Pink Open Market but no assurances with respect to such development can be provided.

§3.4       Transfer Fees and Taxes.

If any of the Class B Convertible Preferred Shares subscribed for are to be issued to a person or persons other than the Registered Warrantholder, the Registered Warrantholder will execute the form of transfer and will comply with such reasonable requirements as the Warrant Agent may stipulate and will pay to Puget or the Warrant Agent on behalf of Puget, all applicable transfer or similar taxes and Puget will not be required to issue or deliver certificates evidencing Class B Convertible Preferred Shares unless or until such Warrantholder will have paid to Puget or the Warrant Agent on behalf of Puget, the amount of such tax or will have established to the satisfaction of Puget and the Warrant Agent that such tax has been paid or that no tax is due.

§3.5      Warrant Agency.

(1)	To facilitate the exchange, transfer or exercise of Warrants and compliance with such other terms and conditions hereof as may be required, Puget has appointed the Warrant Agency, as the agency at which Warrants may be surrendered for exchange or transfer or at which Warrants may be exercised and the Warrant Agent has accepted such appointment.

(2)	Puget may from time to time designate alternate or additional places as the Warrant Agency and will give notice to the Warrant Agent of any proposed change of the Warrant Agency.

(3)	Branch registers will also be kept at such other place or places, if any, as Puget may designate.

(4)	The Warrant Agent will from time to time when requested to do so by Puget or any Registered Warrantholder, upon payment of the Warrant Agent’s reasonable charges, furnish a list of the names and addresses of Registered Warrantholders showing the number of Warrants held by each such Registered Warrantholder.

§3.6       Effect of Exercise of Warrants.

(1)	(a)	Upon the exercise of Warrants pursuant to and in compliance with §3.2 and subject to §3.4, the Class B Convertible Preferred Shares to be issued pursuant to Warrant exercise will be deemed to have been issued and the person or persons to whom such Class B Convertible Preferred Shares are to be issued will be deemed to have become the holder or holders of such Class B Convertible Preferred Shares within five Business Days of the Exercise Date unless the register will be closed on such date, in which case the Class B Convertible Preferred Shares subscribed for will be deemed to have been issued and such person or persons deemed to have become the holder or holders of record of such Class B Convertible Preferred Shares, on the date on which such register is reopened.

(b)	It is hereby understood that in order for persons to whom Class B Convertible Preferred Shares are to be issued, to become holders of Class B Convertible Preferred Shares on record on the Exercise Date, beneficial holders must commence the exercise process sufficiently in advance so that the Warrant Agent is in receipt of all items of exercise at least one Business Day prior to such Exercise Date.

(2)	Within five Business Days after the Exercise Date with respect to a Warrant, the Warrant Agent will cause to be delivered or mailed to the person or persons in whose name or names the Warrant is registered or, if so specified in writing by the holder, cause to be delivered to such person or persons at the Warrant Agency where the Warrant Certificate was surrendered, a certificate or certificates for the appropriate number of Class B Convertible Preferred Shares subscribed for, or any other appropriate evidence of the issuance of Class B Convertible Preferred Shares to such person or persons in respect of Class B Convertible Preferred Shares issued under the book entry registration system.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§3.7      Partial Exercise of Warrants; Fractions.

(1)	The holder of any Warrants may exercise his right to acquire a number of whole Class B Convertible Preferred Shares less than the aggregate number which the holder is entitled to acquire.

(2)	In the event of any exercise of a number of Warrants less than the number which the holder is entitled to exercise, the holder of Warrants upon such exercise will, in addition, be entitled to receive, without charge therefor, a new Warrant Certificate(s), bearing the same legend, if applicable, or other appropriate evidence of Warrants, in respect of the balance of the Warrants held by such holder and which were not then exercised.

(3)	Notwithstanding anything herein contained including any adjustment provided for in §4.1, Puget will not be required, upon the exercise of any Warrants, to issue fractions of Class B Convertible Preferred Shares.

(4)	Warrants may only be exercised in a sufficient number to acquire whole numbers of Class B Convertible Preferred Shares.

§3.8      Expiration of Warrants.

Immediately after the Expiry Time, all rights under any Warrant in respect of which the right of acquisition provided for herein will not have been exercised will cease and terminate and each Warrant will be void and of no further force or effect.

§3.9      Accounting and Recording.

(1)	The Warrant Agent will promptly account to Puget with respect to Warrants exercised, and will promptly forward to Puget (or into an account or accounts of Puget with the bank or financial institution designated by Puget for that purpose), all funds received by the Warrant Agent on the subscription of Class B Convertible Preferred Shares through the exercise of Warrants.

(2)	All such funds and any securities or other instruments, from time to time received by the Warrant Agent, will be received in trust for, and will be segregated and kept apart by the Warrant Agent, the Warrantholders and Puget as their interests may appear

(3)	The Warrant Agent will record the particulars of Warrants exercised, which particulars will include the names and addresses of the persons who become holders of Class B Convertible Preferred Shares on exercise and the Exercise Date, in respect thereof. The Warrant Agent will provide such particulars in writing to Puget within five Business Days of any request by Puget therefor.

§3.10     Securities Restrictions.

Notwithstanding anything herein contained, Class B Convertible Preferred Shares will be issued upon exercise of a Warrant only in compliance with the securities laws of any applicable jurisdiction.

Article 4 Adjustment of Number of Shares and Exercise Price

§4.1       Adjustment of Number of Class B Convertible Preferred Shares and Exercise Price.

The subscription rights in effect under the Warrants for Class B Convertible Preferred Shares issuable upon the exercise of the Warrants will be subject to adjustment from time to time as follows:

(1)	(a)	if, at any time during the Adjustment Period, Puget will:

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(1)	subdivide, re-divide or change its outstanding Class B Convertible Preferred Shares into a greater number of Class B Convertible Preferred Shares;

(2)	reduce, combine or consolidate its outstanding Class B Convertible Preferred Shares into a lesser number of Class B Convertible Preferred Shares; or

(3)	issue Class B Convertible Preferred Shares or securities exchangeable for, or convertible into, Class B Convertible Preferred Shares to all or substantially all of the holders of Class B Convertible Preferred Shares by way of stock dividend or other distribution (other than a dividend paid in the ordinary course or a distribution of Class B Convertible Preferred Shares upon the exercise of Warrants or any outstanding options);

then the Exercise Price will be adjusted as of the effective date or record date of such subdivision, re-division, change, reduction, combination, consolidation or distribution, as the case may be.

(b)	In the case of the events referred to in (a)(1) or (a)(3) above, the Exercise Price will be decreased in proportion to the number of outstanding Class B Convertible Preferred Shares resulting from such subdivision, re-division, change or distribution, or will, in the case of the events referred to in (a)(2) above, be increased in proportion to the number of outstanding Class B Convertible Preferred Shares resulting from such reduction, combination or consolidation by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Class B Convertible Preferred Shares outstanding on such effective date or record date before giving effect to such Class B Convertible Preferred Share Reorganization and the denominator of which will be the number of Class B Convertible Preferred Shares outstanding as of the effective date or record date after giving effect to such Class B Convertible Preferred Share Reorganization (including, in the case where securities exchangeable for or convertible into Class B Convertible Preferred Shares are distributed, the number of Class B Convertible Preferred Shares that would have been outstanding had such securities been exchanged for or converted into Class B Convertible Preferred Shares on such record date or effective date).

(c)	Such adjustment will be made successively whenever any event referred to in this §4.1(1) will occur.

(d)	Upon any adjustment of the Exercise Price pursuant to §4.1(1), the Exchange Rate will be contemporaneously adjusted by multiplying the number of Class B Convertible Preferred Shares theretofore obtainable on the exercise thereof by a fraction of which the numerator will be the Exercise Price in effect immediately prior to such adjustment and the denominator will be the Exercise Price resulting from such adjustment;

(2)	(a)	If and whenever at any time during the Adjustment Period, Puget will fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Class B Convertible Preferred Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Class B Convertible Preferred Shares (or securities convertible or exchangeable into Class B Convertible Preferred Shares) at a price per Class B Convertible Preferred Share (or having a conversion or exchange price per Class B Convertible Preferred Share) less than 100% of the Current Market Price on such record date (a “Rights Offering”), the Exercise Price will be adjusted immediately after such record date so that it will equal the amount determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator will be the total number of Class B Convertible Preferred Shares outstanding on such record date plus a number of Class B Convertible Preferred Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Class B Convertible Preferred Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price, and of which the denominator will be the total number of Class B Convertible Preferred Shares outstanding on such record date plus the total number of additional Class B Convertible Preferred Shares offered for subscription or purchase or into which the convertible or exchangeable securities so offered are convertible or exchangeable;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(b)	Any Class B Convertible Preferred Shares owned by or held for the account of Puget will be deemed not to be outstanding for the purpose of any such computation; such adjustment will be made successively whenever such a record date is fixed;

(c)	To the extent that no such rights or warrants are exercised prior to the expiration thereof, the Exercise Price will be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or, if any such rights or warrants are exercised, to the Exercise Price which would then be in effect based upon the number of Class B Convertible Preferred Shares (or securities convertible or exchangeable into Class B Convertible Preferred Shares) actually issued upon the exercise of such rights or warrants, as the case may be.

(d)	Upon any adjustment of the Exercise Price pursuant to this §4.1(2), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator will be the Exercise Price in effect immediately prior to such adjustment and the denominator will be the Exercise Price resulting from such adjustment.

(e)	Such adjustment will be made successively whenever such a record date is fixed, provided that if two or more such record dates or record dates referred to in this §4.1(2) are fixed within a period of 25 Trading Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates.

(3)	(a)	If and whenever at any time during the Adjustment Period Puget will fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Class B Convertible Preferred Shares of (i) securities of any class, whether of Puget or any other entity (other than Class B Convertible Preferred Shares), (ii) rights, options or warrants to subscribe for or purchase Class B Convertible Preferred Shares (or other securities convertible into or exchangeable for Class B Convertible Preferred Shares), other than pursuant to a Rights Offering; (iii) evidences of its indebtedness or (iv) any property or other assets (other than dividends paid in the ordinary course) and if such issue or distribution does not constitute a Class B Convertible Preferred Share Reorganization, a Rights Offering or a distribution of Class B Convertible Preferred Shares upon the exercise of Warrants or any outstanding options, then, in each such case, the Exercise Price will be adjusted immediately after such record date so that it will equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator will be the total number of Class B Convertible Preferred Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the excess, if any, of the fair market value on such record date, as determined by Puget (whose determination will be conclusive), of such securities or other assets so issued or distributed over the fair market value of any consideration received therefor by Puget from the holders of the Class B Convertible Preferred Shares, and of which the denominator will be the total number of Class B Convertible Preferred Shares outstanding on such record date multiplied by the Current Market Price;

(b)	Class B Convertible Preferred Shares owned by or held for the account of Puget will be deemed not to be outstanding for the purpose of any such computation; such adjustment will be made successively whenever such a record date is fixed;

(c)	To the extent that such distribution is not so made, the Exercise Price will be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed. Upon any adjustment of the Exercise Price pursuant to this §4.1(3), the Exchange Rate will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exchange Rate in effect on such record date by a fraction, of which the numerator will be the Exercise Price in effect immediately prior to such adjustment and the denominator will be the Exercise Price resulting from such adjustment;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(4)	(a)	If and whenever at any time during the Adjustment Period, there is a reclassification of the Class B Convertible Preferred Shares or a capital reorganization of Puget other than as described in §4.1(1) or a consolidation, amalgamation, arrangement or merger of Puget with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of Puget as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Registered Warrantholder who has not exercised its Warrants prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, upon the exercise of such Warrant thereafter, will be entitled to receive upon payment of the Exercise Price and will accept, in lieu of the number of Class B Convertible Preferred Shares that prior to such effective date the Registered Warrantholder would have been entitled to receive, the number of shares or other securities or property of Puget or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Registered Warrantholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance, if, on the effective date thereof, as the case may be, the Registered Warrantholder had been the registered holder of the number of Class B Convertible Preferred Shares to which prior to such effective date it was entitled to acquire upon the exercise of the Warrants.

(b)	If determined appropriate by the Warrant Agent, relying on advice of Counsel, to give effect to or to evidence the provisions of this §4.1(4), Puget, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, will, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, enter into an indenture which will provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the Registered Warrantholders to the end that the provisions set forth in this Indenture will thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which a Registered Warrantholder is entitled on the exercise of its acquisition rights thereafter.

(c)	Any indenture entered into between Puget and the Warrant Agent pursuant to the provisions of this §4.1(4) will be a supplemental indenture entered into pursuant to the provisions of Article 8 hereof.

(d)	Any indenture entered into between Puget, any successor to Puget or such purchasing body corporate, partnership, trust or other entity and the Warrant Agent will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided in this §4.1 and which will apply to successive reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances.

(5)	In any case in which this §4.1 will require that an adjustment will become effective immediately after a record date for an event referred to herein, Puget may defer, until the occurrence of such event, issuing to the Registered Warrantholder of any Warrant exercised after the record date and prior to completion of such event the additional Class B Convertible Preferred Shares issuable by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that Puget will deliver to such Registered Warrantholder an appropriate instrument evidencing such Registered Warrantholder’s right to receive such additional Class B Convertible Preferred Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Class B Convertible Preferred Shares declared in favor of holders of record of Class B Convertible Preferred Shares on and after the relevant date of exercise or such later date as such Registered Warrantholder would, but for the provisions of this §4.1(5), have become the holder of record of such additional Class B Convertible Preferred Shares pursuant to §4.1.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(6)	In any case in which §4.1(1)(c), §4.1(2) or §4.1(3) require that an adjustment be made to the Exercise Price, no such adjustment will be made if the Registered Warrantholders of the outstanding Warrants receive, subject to any required stock exchange or regulatory approval, the rights or warrants referred to in §4.1(1)(c), §4.1(2) or the shares, rights, options, warrants, evidences of indebtedness or assets referred to in §4.1(3), as the case may be, in such kind and number as they would have received if they had been holders of Class B Convertible Preferred Shares on the applicable record date or effective date, as the case may be, by virtue of their outstanding Warrant having then been exercised into Class B Convertible Preferred Shares at the Exercise Price in effect on the applicable record date or effective date, as the case may be.

(7)	The adjustments provided for in this §4.1 are cumulative, and will, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and will apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this §4.1, provided that, notwithstanding any other provision of this §, no adjustment of the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 5% in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this §4.1(7) are not required to be made will be carried forward and taken into account in any subsequent adjustment.

(8)	After any adjustment pursuant to this §4.1, the term “Class B Convertible Preferred Shares” where used in this Indenture will be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this §4.1, the Registered Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Class B Convertible Preferred Shares indicated by any exercise made pursuant to a Warrant will be interpreted to mean the number of Class B Convertible Preferred Shares or other property or securities a Registered Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this §4.1, upon the full exercise of a Warrant.

§4.2      Entitlement to Class B Convertible Preferred Shares on Exercise of Warrant.

All Class B Convertible Preferred Shares or shares of any class or other securities which a Registered Warrantholder is at the time in question entitled to receive on the exercise of its Warrant, whether or not as a result of adjustments made pursuant to this Article 4, will, for the purposes of the interpretation of this Indenture, be deemed to be Class B Convertible Preferred Shares which such Registered Warrantholder is entitled to acquire pursuant to such Warrant.

§4.3      No Adjustment for Certain Transactions.

Notwithstanding anything in this Article 4, no adjustment will be made in the acquisition rights attached to the Warrants if the issue of Class B Convertible Preferred Shares is being made pursuant to this Indenture or in connection with (a) any share incentive plan or restricted share plan or share purchase plan in force from time to time for directors, officers, employees, consultants or other service providers of Puget; in conjunction with the private placement pursuant to which the Warrants were subscribed for; or (c), the satisfaction of existing instruments issued at the date hereof or concurrently herewith.

§4.4      Determination by Independent Firm.

In the event of any question arising with respect to the adjustments provided for in this Article 4 such question will be conclusively determined by an independent firm of certified public accountants other than the Auditors paid for by the person or persons requesting the determination who will have access to all necessary records of Puget, and such determination will be binding upon Puget, the Warrant Agent, all holders and all other persons interested therein.

§4.5      Proceedings Prior to any Action Requiring Adjustment.

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Class B Convertible Preferred Shares which are to be received upon the exercise thereof, Puget will take any action which may, in the opinion of Counsel, be necessary in order that Puget has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Class B Convertible Preferred Shares which the holders of such Warrants are entitled to receive on the full exercise thereof in accordance with the provisions hereof.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§4.6      Certificate of Adjustment.

(1)	Puget will from time to time promptly after the occurrence of any event which requires an adjustment or readjustment as provided in §4.1, deliver a certificate of Puget to the Warrant Agent specifying the nature of the event requiring the same and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate will be supported by a certificate of Puget’s Auditors verifying such calculation.

(2)	The Warrant Agent will rely, and will be protected in so doing, upon the certificate of Puget or of Puget’s Auditor and any other document filed by Puget pursuant to this Article 4 for all purposes.

§4.7       Notice of Special Matters.

(1)	So long as any Warrants remain outstanding Puget will give notice to the Warrant Agent and to the Registered Warrantholders of its intention to fix a record date or effective date that is prior to the Expiry Date for any matter for which an adjustment may be required pursuant to §4.1.

(2)	Such notice will specify the particulars of such event and the record date for such event, provided that Puget will only be required to specify in the notice such particulars of the event as will have been fixed and determined on the date on which the notice is given.

(3)	The notice will be given in each case not less than 14 days prior to such applicable record date or effective date.

(4)	If notice has been given and the adjustment is not then determinable, Puget will promptly, after the adjustment is determinable, file with the Warrant Agent a computation of the adjustment and give notice to the Registered Warrantholders of such adjustment computation.

§4.8      No Action after Notice.

Puget will not close its transfer books or take any other corporate action which might deprive the Registered Warrantholder of the opportunity to exercise its right of acquisition pursuant thereto during the period of 14 days after the giving of the certificate or notices set forth in §4.6 and §4.7.

§4.9       Other Action.

If Puget, after the date hereof, will take any action affecting the Class B Convertible Preferred Shares other than action described in §4.1, which in the reasonable opinion of Puget’s Board of Directors would materially affect the rights of Registered Warrantholders, the Exercise Price and/or Exchange Rate, the number of Class B Convertible Preferred Shares which may be acquired upon exercise of the Warrants will be adjusted in such manner and at such time, by action of Puget’s Board of Directors, acting reasonably and in good faith, in their sole discretion as they may determine to be equitable to the Registered Warrantholders in the circumstances, provided that no such adjustment will be made unless any requisite prior approval of any stock exchange on which the Class B Convertible Preferred Shares are listed for trading has been obtained.

§4.10   Protection of Warrant Agent.

The Warrant Agent will not: (i) at any time be under any duty or responsibility to any Registered Warrantholder to determine whether any facts exist which may require any adjustment contemplated by §4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same; (ii) be accountable with respect to the validity or value (or the kind or amount) of any Class B Convertible Preferred Shares or of any other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Warrant; (iii) be responsible for any failure of Puget to issue, transfer or deliver Class B Convertible Preferred Shares or certificates for the same upon the surrender of any Warrants for the purpose of the exercise of such rights or to comply with any of the undertakings contained in this Article; or (iv), incur any liability or be in any way responsible for the consequences of any breach on the part of Puget of any of the representations, warranties or undertakings herein contained or of any acts of Puget’s Board of Directors, officers, employees, agents or servants of Puget.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§4.11     Participation by Warrantholder.

No adjustments will be made pursuant to this Article 4 if the Registered Warrantholders are entitled to participate in any event described in this Article 4 on the same terms, mutatis mutandis, as if the Registered Warrantholders had exercised their Warrants prior to, or on the effective date or record date of, such event.

Article 5: Rights and Obligations of Puget

§5.1      Optional Purchases by Puget.

(1)	Subject to compliance with applicable securities legislation and approval of applicable regulatory authorities, if any, Puget may from time to time purchase by private contract or otherwise any of the Warrants.

(2)	Any such purchase will be made at the lowest price or prices at which, in the opinion of Puget’s Board of Directors, such Warrants are then obtainable, plus reasonable costs of purchase, and may be made in such manner, from such persons and on such other terms as Puget, in its sole discretion, may determine.

(3)	In the case of Certificated Warrants, Warrant Certificates representing the Warrants purchased pursuant to this §5.1 will forthwith be delivered to and cancelled by the Warrant Agent and reflected accordingly on the register of Warrants.

(4)	In the case of Uncertificated Warrants, the Warrants purchased pursuant to this §5.1 will be reflected accordingly on the register of Warrants and in accordance with procedures prescribed by the Depository under the book entry registration system.

(5)	No Warrants will be issued in replacement thereof.

§5.2       General Obligations.

So long as any Warrants remain outstanding:

(1)	Puget will reserve and keep available a sufficient number of Class B Convertible Preferred Shares for the purpose of enabling it to satisfy its obligations to issue Class B Convertible Preferred Shares upon the exercise of the Warrants;

(2)	Puget will cause the Class B Convertible Preferred Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(3)	All Class B Convertible Preferred Shares issued upon proper exercise of the right to acquire provided for herein will be fully paid and non-assessable;

(4)	Puget will use reasonable commercial efforts to maintain its existence and carry on its business in the ordinary course;

(6)	Puget will use commercially reasonable efforts to make all requisite filings under applicable United States securities legislation including those necessary to remain a reporting issuer not in default in each of the provinces and other United States jurisdictions where it is or becomes a reporting issuer;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(7)	Puget will use reasonable best efforts to perform and carry out all of the acts or things to be done by it as provided in this Indenture; and

(8)	Puget will promptly notify the Warrant Agent and the Warrantholders in writing of any material default under the terms of this Warrant Indenture which remains unrectified for more than five Business Days following its occurrence.

§5.3      Warrant Agent’s Remuneration and Expenses.

Puget will pay to the Warrant Agent from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in the administration or execution of the trusts hereby created until all duties of the Warrant Agent hereunder will be finally and fully performed.

§5.4      Performance by Warrant Agent.

If Puget fails to perform any of its obligations contained in this Indenture, the Warrant Agent may notify the Registered Warrantholders of such failure and may itself perform any of the obligations capable of being performed by it but, subject to §9.2, will be under no obligation to perform them or to notify the Registered Warrantholders of such performance by it.

§5.5       Enforceability of Warrants.

Puget represents and warrants that it is duly authorized to create and issue the Warrants to be issued hereunder and that the Warrants, when issued and Authenticated as herein provided, will be valid and enforceable against Puget in accordance with the provisions hereof and the terms hereof and that, subject to the provisions of this Indenture, Puget will cause the Class B Convertible Preferred Shares from time to time acquired upon exercise of Warrants issued under this Indenture to be duly issued and delivered in accordance with the terms of this Indenture.

Article 6: Enforcement

§6.1       Suits by Registered Warrantholders.

Subject to the provisions of §1.7, all or any of the rights conferred upon any Registered Warrantholder by any of the terms of this Indenture may be enforced by the Registered Warrantholder by appropriate proceedings but without prejudice to the right which is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the Registered Warrantholders.

§6.2      Suits by Puget.

Puget will have the right to enforce full payment of the Exercise Price of all Class B Convertible Preferred Shares issued by the Warrant Agent to a Registered Warrantholder hereunder and will be entitled to demand such payment from the Registered Warrantholder or alternatively to instruct the Warrant Agent to cancel the share certificates and amend the securities register accordingly.

§6.3      Immunity of Shareholders, etc.

Subject to applicable law, the Warrant Agent and, by the acceptance of the Warrant Certificates and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any person in his capacity as an incorporator or any past, present or future Shareholder or other security holder, director, officer, employee or agent of Puget or any successor entity for the creation and issue of the Warrant Shares pursuant to any Warrant or for any undertaking, agreement, representation or warranty by Puget herein or contained in the Warrant Certificates.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§6.4       Waiver of Default.

Upon the happening of any default hereunder:

(1)	the Registered Warrantholders of not less than 51% of the Warrants then outstanding will have power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Warrant Agent to waive any default hereunder and the Warrant Agent will thereupon waive the default upon such terms and conditions as will be prescribed in such requisition; or

(2)	the Warrant Agent will have power to waive any default hereunder upon such terms and conditions as the Warrant Agent may deem advisable, on the advice of Counsel, if, in the Warrant Agent’s opinion, based on the advice of Counsel, the same will have been cured or adequate provision made therefor;

provided that no delay or omission of the Warrant Agent or of the Registered Warrantholders to exercise any right or power accruing upon any default will impair any such right or power or will be construed to be a waiver of any such default or acquiescence therein and provided further that no act or omission either of the Warrant Agent or of the Registered Warrantholders in the premises will extend to or be taken in any manner whatsoever to affect any subsequent default hereunder of the rights resulting therefrom.

Article 7: Meetings of Registered Warrantholders

§7.1      Right to Convene Meetings.

(1)	The Warrant Agent may at any time and from time to time, and will on receipt of a written request of Puget or of a Warrantholders’ Request and upon being indemnified and funded to its reasonable satisfaction by Puget or by the Registered Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Registered Warrantholders.

(2)	If the Warrant Agent fails to so call a meeting within seven days after receipt of such written request of Puget or such Warrantholders’ Request and the indemnity and funding given as aforesaid, Puget or such Registered Warrantholders, as the case may be, may convene such meeting.

(3)	Every such meeting will be held in the City of Palm Beach, Florida or at such other place as may be approved or determined mutual agreement among the Warrant Agent and Puget.

§7.2       Notice.

(1)	At least 21 days’ prior written notice of any meeting of Registered Warrantholders will be given to the Registered Warrantholders in the manner provided for in §10.2 and a copy of such notice will be sent by certified mail and electronic mail to the Warrant Agent (unless the meeting has been called by the Warrant Agent) and to Puget (unless the meeting has been called by Puget).

(2)	Such notice will state the time when and the place where the meeting is to be held, will state briefly the general nature of the business to be transacted thereat and will contain such information as is reasonably necessary to enable the Registered Warrantholders to make a reasoned decision on the matter, but it will not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this §7.2.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§7.3      Chairman.

An individual (who must be a Registered Warrantholder) designated in writing by the Warrant Agent will be chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within fifteen minutes from the time fixed for the holding of the meeting, the Registered Warrantholders present in person or by proxy will choose a Warrant holder present to be chairman.

§7.4      Quorum.

(1)	Subject to the provisions of §7.11, at any meeting of the Registered Warrantholders a quorum will consist of Registered Warrantholder(s) present in person or by proxy and entitled to purchase at least 50+% of the aggregate number of Class B Convertible Preferred Shares which could be acquired pursuant to all the then outstanding Warrants.

(2)	If a quorum of the Registered Warrantholders is not be present within thirty minutes from the time fixed for holding any meeting, the meeting, if summoned by Registered Warrantholders or on a Warrantholders’ Request, will be dissolved; but in any other case the meeting will be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it will be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given.

(3)	Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same, provided that a quorum is attained.

(4)	No business will be transacted at any meeting unless a quorum be present throughout the meeting.

§7.5      Power to Adjourn.

The chairman of any meeting at which a quorum of the Registered Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

§7.6       Show of Hands.

(1)	Every question submitted to a meeting will be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution will be given in the manner hereinafter provided.

(2)	At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority will be conclusive evidence of the fact.

§7.7       Poll and Voting.

(1)	On every Extraordinary Resolution, and on any other question submitted to a meeting and after a vote by show of hands when demanded by the chairman or by one or more of the Registered Warrantholders acting in person or by proxy and entitled to acquire in the aggregate at least 5% of the aggregate number of Class B Convertible Preferred Shares which could be acquired pursuant to all the Warrants then outstanding, a poll will be taken in such manner as the chairman will direct.

(2)	Questions other than those required to be determined by Extraordinary Resolution will be decided by a majority of the votes cast on the poll.

(3)	On a show of hands, every person who is present and entitled to vote, whether as a Registered Warrantholder or as proxy for one or more absent Registered Warrantholders, or both, will have one vote.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(4)	On a poll, each Registered Warrantholder present in person or represented by a proxy duly appointed by instrument in writing will be entitled to one vote in respect of each Warrant then held or represented by it. A proxy need not be a Registered Warrantholder.

(5)	The chairman of any meeting will be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him.

§7.8      Regulations.

(1)	Puget may, from time to time, make or vary such regulations as finds appropriate for the setting of the record date for a meeting for the purpose of determining Registered Warrantholders entitled to receive notice of and to vote at the meeting.

(2)	Any regulations so made will be binding and effective and the votes given in accordance therewith will be valid and will be counted.

(3)	Save as such regulations may provide, the only persons who will be recognized at any meeting as a Registered Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to §7.9), will be Registered Warrantholders or proxies of Registered Warrantholders.

§7.9      Puget and Warrant Agent May be Represented.

Puget and the Warrant Agent, by their respective directors, officers, agents, and employees and the Counsel for Puget and for the Warrant Agent may attend any meeting of the Registered Warrantholders.

§7.10    Powers Exercisable by Extraordinary Resolution.

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Registered Warrantholders at a meeting will, subject to the provisions of §7.11, have the power exercisable from time to time by Extraordinary Resolution:

(1)	To agree to any modification, abrogation, alteration, compromise or arrangement of the rights of Registered Warrantholders or the Warrant Agent in its capacity as warrant agent hereunder or on behalf of the Registered Warrantholders against Puget whether such rights arise under this Indenture or otherwise;

(2)	To amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Registered Warrantholders;

(3)	To direct or to authorize the Warrant Agent, subject to §9.2(2) hereof, to enforce any of the undertakings on the part of Puget contained in this Indenture or to enforce any of the rights of the Registered Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such undertaking or right;

(4)	To waive, and to direct the Warrant Agent to waive, any default on the part of Puget in complying with any provisions of this Indenture either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(5)	To restrain any Registered Warrantholder from taking or instituting any suit, action or proceeding against Puget for the enforcement of any of the undertakings on the part of Puget in this Indenture or to enforce any of the rights of the Registered Warrantholders;

(6)	To direct any Registered Warrantholder who, as such, has brought any suit, action or proceeding to stay or to discontinue or otherwise to deal with the same upon payment of the costs, charges and expenses reasonably and properly incurred by such Registered Warrantholder in connection therewith;

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(7)	To assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by Puget, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(8)	With the consent of Puget, such consent not to be unreasonably withheld, to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

(9)	To assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of Puget.

§7.11    Meaning of Extraordinary Resolution.

(1)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this §7.11 and in §7.14, will be a resolution proposed at a meeting of Registered Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article 7 at which there are present in person or by proxy Registered Warrantholders holding at least 51% of the aggregate number of Class B Convertible Preferred Shares that could be acquired and passed by the affirmative votes of Registered Warrantholders holding not less than 75% of the aggregate number of Class B Convertible Preferred Shares that could be acquired at the meeting and voted on the poll upon such resolution.

(2)	Not less than 14 days’ prior notice will be given of the time and place of such meeting in the manner provided for in §10.2.

(3)	Subject to §7.14, votes on an Extraordinary Resolution will always be given on a poll and no demand for a poll on an Extraordinary Resolution will be necessary.

§7.12    Powers Cumulative.

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Registered Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time will not be deemed to exhaust the right of the Registered Warrantholders to exercise such power or powers or combination of powers then or thereafter from time to time.

§7.13    Minutes.

Minutes of all resolutions and proceedings at every meeting of Registered Warrantholders will be made and duly entered in books to be provided from time to time for that purpose by the Warrant Agent and any such minutes as aforesaid, if signed by the chairman or the secretary of the meeting at which such resolutions were passed or proceedings had will be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes will have been made will be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken will be deemed to have been duly passed and taken.

§7.14    Instruments in Writing.

All actions which may be taken and all powers that may be exercised by the Registered Warrantholders at a meeting held as provided in this Article 7 may also be taken and exercised by Registered Warrantholders holding not less than 75% of the aggregate number of all of the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Registered Warrantholders in person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture will include an instrument so signed.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§7.15     Binding Effect of Resolutions.

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 7 at a meeting of Registered Warrantholders will be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Registered Warrantholders in accordance with §7.14 will be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) will be bound to give effect accordingly to every such resolution and instrument in writing.

§7.16    Holdings by Puget Disregarded.

In determining whether Registered Warrantholders holding Warrants evidencing the entitlement to acquire the required number of Class B Convertible Preferred Shares are present at a meeting of Registered Warrantholders for the purpose of determining a quorum or have concurred in any consent, waiver, Extraordinary Resolution, Warrantholders’ Request or other action under this Indenture, Warrants owned legally or beneficially by Puget will be disregarded in accordance with the provisions of §10.6.

Article 8: Supplemental Indentures

§8.1       Provision for Supplemental Indentures for Certain Purposes.

From time to time, Puget may, subject to the provisions hereof, and they will, when so directed in accordance with the provisions hereof, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter will form part hereof, for any one or more or all of the following purposes:

(1)	Setting forth any adjustments resulting from the application of the provisions of Article 4;

(2)	Adding to the provisions hereof such additional undertakings and enforcement provisions as, in the opinion of Counsel, are necessary or advisable in the premises, provided that the same are not prejudicial to the interests of the Registered Warrantholders;

(3)	Giving effect to any Extraordinary Resolution passed as provided in §7.11;

(4)	Making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder or for the purpose of obtaining a listing or quotation of the Warrants on any stock market or exchange, provided that such provisions are not prejudicial to the interests of the Registered Warrantholders;

(5)	Adding to or altering the provisions hereof in respect of the transfer of Warrants, making provision for the exchange of Warrants, and making any modification in the form of the Warrant Certificates which does not affect the substance thereof;

(6)	Modifying any of the provisions of this Indenture, including relieving Puget from any of the obligations, conditions or restrictions herein contained, provided that such modification or relief will be or become operative or effective only if, relying on the advice of Counsel, such modification or relief in no way prejudices any of the rights of the Registered Warrantholders or of the Warrant Agent, and provided further that the Warrant Agent may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Warrant Agent when the same will become operative;

(7)	Providing for the issuance of additional Warrants hereunder, including Warrants in excess of the number set out in §2.1 and any consequential amendments hereto as may be required by the Warrant Agent relying on the advice of Counsel;

(8)	Making any modifications required to comply with applicable laws; and

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(9)	For any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors, mistakes or omissions herein, provided that the rights of the Warrant Agent and of the Registered Warrantholders are in no way prejudiced thereby.

§8.2       Successor Entities.

In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of Puget as an entirety or substantially as an entirety to or with another entity (“successor entity”), the successor entity resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not Puget) will expressly assume, by supplemental indenture the due and punctual performance and observance of each and every undertaking and condition of this Indenture to be performed and observed by Puget.

Article 9: Concerning the Warrant Agent

§9.1       Trust Indenture Legislation.

(1)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement will prevail.

(2)	Puget and the Warrant Agent will, at all times in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Applicable Legislation.

§9.2      Rights and Duties of Warrant Agent.

(1)	In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Warrant Agent will exercise that degree of care, diligence and skill that a reasonably prudent warrant agent would exercise in comparable circumstances.

(2)	No provision of this Indenture will be construed to relieve the Warrant Agent from liability for its own gross negligent action, willful misconduct, bad faith or fraud under this Indenture.

(3)	The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Registered Warrantholders hereunder will be conditional upon the Registered Warrantholders furnishing, when required by notice by the Warrant Agent, sufficient funds to commence or to continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and to hold harmless the Warrant Agent and its officers, directors, employees and agents, against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(4)	None of the provisions contained in this Indenture will require the Warrant Agent to expend or to risk its own funds or otherwise to incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified and funded as aforesaid.

(5)	The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Registered Warrantholders, at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrants the Warrant Agent will issue receipts.

(4)	Every provision of this Indenture that by its terms relieves the Warrant Agent of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable Legislation.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§9.3      Evidence, Experts and Advisers.

(1)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, Puget will furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Applicable Legislation or as the Warrant Agent may reasonably require by written notice to Puget.

(2)	In the exercise of its rights and duties hereunder, the Warrant Agent may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of Puget, certificates of Puget or other evidence furnished to the Warrant Agent pursuant to a request of the Warrant Agent, provided that such evidence complies with Applicable Legislation and that the Warrant Agent complies with Applicable Legislation and that the Warrant Agent examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

(3)	Whenever it is provided in this Indenture or under Applicable Legislation that Puget will deposit with the Warrant Agent resolutions, certificates, reports, opinions, requests, orders or other documents, it is intended that the truth, accuracy and good faith on the effective date thereof and the facts and opinions stated in all such documents so deposited will, in each and every such case, be conditions precedent to the right of Puget to have the Warrant Agent take the action to be based thereon.

(4)	The Warrant Agent may employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and will not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by the Warrant Agent.

(5)	The Warrant Agent may act and rely and will be protected in acting and relying in good faith on the opinion or advice of or information obtained from any Counsel, accountant, appraiser, engineer or other expert or adviser, whether retained or employed by Puget or by the Warrant Agent, in relation to any matter arising in the administration of the agency hereof.

§9.4      Documents, Funds, etc. Held by Warrant Agent.

(1)	Any funds, securities, documents of title or other instruments that may at any time be held by the Warrant Agent on behalf of Puget or the Warrantholders will be placed in the deposit vaults of the Warrant Agent or of any United States chartered bank or deposited for safekeeping with any such bank.

(2)	Any funds held pending the application or withdrawal thereof under any provisions of this Indenture, will be held, invested and reinvested in “Permitted Investments” as directed in writing by Puget.

(3)	“Permitted Investments” will be treasury bills guaranteed by the Government of the United States of America having a term to maturity not to exceed ninety (90) days, or term deposits or bankers’ acceptances of a United States chartered bank having a term to maturity not to exceed ninety (90) days.

(4)	Unless otherwise specifically provided herein, all interest or other income received by the Warrant Agent in respect of such deposits and investments will belong to Puget.

(5)	Any written direction for the investment or release of funds received will be received by the Warrant Agent by 9:00 a.m. (New York City time) on the Business Day on which such investment or release is to be made, failing which such direction will be handled on a commercially reasonable efforts basis and may result in funds being invested or released on the next Business Day.

§9.5      Actions by Warrant Agent to Protect Interest.

The Warrant Agent will have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Registered Warrantholders.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§9.6      Warrant Agent Not Required to Give Security.

The Warrant Agent will not be required to give any bond or security in respect of the execution of the agency and powers of this Indenture or otherwise in respect of the premises.

§9.7       Protection of Warrant Agent.

By way of supplement to the provisions of any law for the time being relating to the Warrant Agent it is expressly declared and agreed, subject to any contrary obligations imposed by applicable laws, as follows:

(1)	The Warrant Agent will not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Warrant Certificates (except the representation contained in §9.9 or in the authentication of the Warrant Agent on the Warrant Certificates) or be required to verify the same, but all such statements or recitals are and will be deemed to be made by Puget;

(2)	Nothing herein contained will impose any obligation on the Warrant Agent to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(3)	The Warrant Agent will not be bound to give notice to any person or persons of the execution hereof;

(4)	The Warrant Agent will not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of Puget of any of its undertakings herein contained or of any acts of any directors, officers, employees, agents or servants of Puget.

§9.8      Replacement of Warrant Agent; Successor by Merger.

(1)	The Warrant Agent may resign its agency and be discharged from all further duties and liabilities hereunder, subject to this §9.8, by giving to Puget not less than 60 days’ prior notice in writing or such shorter prior notice as Puget may accept as sufficient.

(2)	The Registered Warrantholders by Extraordinary Resolution will have power at any time to remove the existing Warrant Agent and to appoint a new warrant agent.

(3)	Puget may remove, replace or supplement the Warrant Agent, with or without cause, in its sole discretion, but any such removal or replacement shall not impact any fees or reimbursement then due the Warrant Agent.

(4)	In the event of the Warrant Agent resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, Puget will forthwith appoint a new warrant agent unless a new warrant agent has already been appointed by the Registered Warrantholders.

(5)	Failing such appointment by Puget, the retiring Warrant Agent or any Registered Warrantholder may apply to a judge of a court of competent jurisdiction in Palm Beach County, Florida, on such notice as such judge may direct, for the appointment of a new warrant agent; but any new warrant agent so appointed by Puget or by the Court will be subject to removal as aforesaid by the Registered Warrantholders.

(6)	Any new warrant agent appointed under any provision of this §9.8 will be an entity authorized to carry on the business of a transfer agency throughout the United States.

(7)	On any such appointment the new warrant agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent hereunder.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(8)	Upon the appointment of a successor warrant agent, Puget will promptly notify the Registered Warrantholders thereof in the manner provided for in §10.

(9)	Any Warrant Certificates Authenticated but not delivered by a predecessor Warrant Agent may be Authenticated by the successor Warrant Agent in the name of the predecessor or successor Warrant Agent.

(10)	Any corporation into which the Warrant Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Warrant Agent will be a party, or any corporation succeeding to substantially all of the transfer agency business of the Warrant Agent will be the successor to the Warrant Agent hereunder without any further act on its part or any of the Parties, provided that such corporation would be eligible for appointment as successor Warrant Agent under this §9.8.

§9.9       Conflict of Interest.

(1)	The Warrant Agent by acceptance of its responsibilities and rights hereunder will be deemed to have represented to Puget that at the time of execution and delivery hereof no material conflict of interest exists between its role as a Warrant Agent hereunder and its role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after ascertaining that it has such material conflict of interest, either eliminate the same or assign its agency hereunder to a successor Warrant Agent approved by Puget and meeting the requirements set forth in §9.8. Notwithstanding the foregoing provisions of this §9.9(1), if any such material conflict of interest exists or hereafter will exist, the validity and enforceability of this Indenture and the Warrant Certificate will not be affected in any manner whatsoever by reason thereof.

(2)	Subject to §9.9(1), the Warrant Agent, in its personal or any other capacity, may buy, lend upon and deal in securities of Puget and generally may contract and enter into financial transactions with Puget without being liable to account for any profit made thereby.

§9.10     Acceptance of Agency

By acceptance of any of the rights or responsibilities under this Indenture, the Warrant Agent will be irrevocably deemed to have accepted the agency in this Indenture declared and provided for and to have agreed to perform the same upon the terms and conditions herein set forth.

§9.11     Warrant Agent not to be Appointed Receiver.

Neither the Warrant Agent nor any person related to the Warrant Agent will be appointed a receiver, a receiver and manager or liquidator of all or any part of the assets or undertakings of Puget.

§9.12    Warrant Agent Not Required to Give Notice of Default.

(1)	The Warrant Agent will not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it will have been required so to do under the terms hereof nor will the Warrant Agent be required to take notice of any default hereunder unless and until notified in writing of such default, which notice will distinctly specify the default desired to be brought to the attention of the Warrant Agent and in the absence of any such notice the Warrant Agent may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, undertakings, agreements or conditions contained herein.

(2)	Any such notice will in no way limit any discretion herein given to the Warrant Agent to determine whether or not the Warrant Agent will take action with respect to any default.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§9.13     Anti-Money Laundering.

(1)	Puget hereby represents to the Warrant Agent that any account to be opened by, or interest to be held by the Warrant Agent in connection with this Indenture, for or to the credit of Puget either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party will promptly complete and execute forthwith a declaration in the Warrant Agent’s prescribed form as to the particulars of such third party.

(2)	The Warrant Agent will retain the right not to act and will not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Warrant Agent, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline.

(3)	Further, should the Warrant Agent, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it will have the right to resign on ten (10) days written notice to the other parties to this Indenture, provided (i) that the Warrant Agent’s written notice will describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Warrant Agent’s satisfaction within such ten (10) day period, then such resignation will not be effective.

§9.14     Compliance with Privacy Code.

Puget acknowledges and agrees that

(1)	The Warrant Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about those to whom it provides services hereunder and use such information for the following purposes:

(a)	To provide the services required under this Indenture and other services that may be requested from time to time;

(b)	To help the Warrant Agent manage its servicing relationships with such individuals;

(c)	To meet the Warrant Agent’s legal and regulatory requirements; and

(d)	To perform tax reporting and to assist in verification of an individual’s identity for security purposes.

(2)	The Warrant Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent hereunder for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Warrant Agent will make available on its website or upon request, including revisions thereto.

(3)	Some of such personal information may be transferred to service providers in the United States for data processing and/or storage.

(4)	Further, Puget agrees that it will not provide or cause to be provided to the Warrant Agent any personal information relating to an individual who is not a party to this Indenture unless Puget has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

§9.15    Securities Exchange Commission Certification.

(1)	Puget confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to §12 of the Exchange Act but does have reporting obligations pursuant to Sections 13 and 15(d) of the Exchange Act.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(2)	In the event that if any class of Puget’s securities is registered pursuant to §12 of the Exchange Act or any such registration or reporting obligation is suspended or terminated by Puget in accordance with the Exchange Act, Puget will promptly deliver to the Warrant Agent an officers’ certificate notifying the Warrant Agent of such registration or termination and such other information as the Warrant Agent may require at the applicable time.

(3)	Puget acknowledges that the Warrant Agent is relying upon the foregoing representation and undertakings in order to meet certain Commission obligations with respect to those clients who are required to file reports under the Exchange Act.

Article 10: General

§10.1     Notice to Puget and the Warrant Agent.

(1)	Unless herein otherwise expressly provided, any notice to be given hereunder to Puget or the Warrant Agent will be deemed to be validly given if delivered, sent by registered letter, postage prepaid or if faxed:

(a)	If to Puget: Thomas Jaspers, Chief Financial Officer; Puget Technologies, Inc.; 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432, with a copy by electronic mail to info@pugettechnologies.com.

(b)	If to the Warrant Agent: at such address as the then serving Warrant Agent has provided to Puget in writing and is reflected on Puget’s website https://pugettechnologies.com/.

and any such notice delivered in accordance with the foregoing will be deemed to have been received and given on the date of delivery or, if mailed, on the fifth Business Day following the date of mailing such notice or, if by electronic mail, on the next day following the date of transmission.

(2)	Puget or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in §10.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, will be the address of Puget or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(3)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Warrant Agent or to Puget hereunder could reasonably be considered unlikely to reach its destination, such notice will be valid and effective only if it is delivered to the named officer of the party to which it is addressed, as provided in §10.1(1), or given by electronic mail or other means of prepaid, transmitted and recorded communication.

§10.2    Notice to Registered Warrantholders.

(1)	Unless otherwise provided herein, notice to the Registered Warrantholders under the provisions of this Indenture will be valid and effective if delivered or sent by ordinary prepaid post addressed to such holders at their post office addresses appearing on the register hereinbefore mentioned and will be deemed to have been effectively received and given on the date of delivery or, if mailed, on the third Business Day following the date of mailing such notice.

(2)	In the event that Warrants are held in the name of the Depository, a copy of such notice will also be sent by electronic communication to the Depository and will be deemed received and given on the day following the day it is so sent.

(3)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Registered Warrantholders hereunder could reasonably be considered unlikely to reach its destination, such notice will be valid and effective only if it is delivered to such Registered Warrantholders to the address for such Registered Warrantholders contained in the register maintained by the Warrant Agent or such notice may be given, at Puget’s expense, by means of publication in any daily newspaper or newspapers of general circulation in the United States of America, in each two successive weeks, the first such notice to be published within 5 Business Days of such event, and any notice so published will be deemed to have been received and given on the latest date the publication takes place.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(4)	Notice by electronic communication at an electronic address provided by a recipient and not subsequently modified will also be valid and will be deemed received the day following the date on which it was sent.

§10.3     Ownership of Warrants.

(1)	Puget and the Warrant Agent may deem and treat the Registered Warrantholders as the absolute owners thereof for all purposes, and Puget and the Warrant Agent will not be affected by any notice or knowledge to the contrary except where Puget or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

(2)	The receipt by any Registered Warrantholder of the Class B Convertible Preferred Shares which may be acquired pursuant thereto will discharge Puget and the Warrant Agent with reference thereto and neither Puget nor the Warrant Agent will be bound to inquire into the title of any such holder except where Puget or the Warrant Agent is required to take notice by statute or by order of a court of competent jurisdiction.

§10.4    Satisfaction and Discharge of Indenture.

(1)	This Indenture will cease to be of further effect upon the earlier to occur of:

(a)	The date by which there will have been delivered to the Warrant Agent for exercise or cancellation all Warrants theretofore Authenticated hereunder in the case of Certificated Warrants (or such other instructions, in a form satisfactory to the Warrant Agent) and in the case of Uncertificated Warrants, or by way of standard processing through the book entry only system in the case of an Global Warrant; or

(b)	The Expiry Time, and

(c)	If all certificates or other entries on the register representing Class B Convertible Preferred Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder or to the Warrant Agent in accordance with such provisions.

(3)	Upon delivery to the Warrant Agent of a certificate of Puget stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with the Warrant Agent will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

§10.5	Beneficiaries.

(1)	Nothing in this Indenture or in the Warrants, expressed or implied, will give or be construed to give to any person other than Puget, the Warrant Agent and the Registered Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any undertaking or provision herein or therein contained, all such undertakings and provisions being for the sole benefit of Puget, the Warrant Agent and the Registered Warrantholders.

(2)	In amplification of the foregoing, other than the Warrant Agent and the Warrantholders, no person shall be deemed a third party beneficiary of this Indenture.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

§10.6	Class B Convertible Preferred Shares or Warrants Owned by Puget or its Subsidiaries

(1)	The Parties anticipate that no Warrants will be owned directly by Puget but that certain Affiliates of Puget such as its officers or directors or officers or directors of Puget subsidiaries or their family members may own and engage in transactions involving the Warrants.

(2)	For the purpose of disregarding any Warrants owned legally or beneficially by Puget in §7.16, Puget will provide to the Warrant Agent, from time to time, a certificate of Puget setting forth as at the date of such certificate:

(a)	The names (other than the name of Puget) of the Registered Warrantholders which, to the knowledge of Puget, are owned by or held for the account of Puget; and

(b)	The number of Warrants owned legally or beneficially by Puget.

(3)	The Warrant Agent, in making the computations in §7.16, will be entitled to rely on such certificate without any additional evidence.

§10.7    Severability & Reformation

(1)	If, in any jurisdiction, any provision of this Indenture or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision will, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Indenture and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other parties or circumstances.

(2)	To the extent any provision of this Indenture is found unenforceable, voidable, void or against public policy by any tribunal having jurisdiction over the premises, then it shall be conclusively presumed that the parties to such proceeding have requested and empowered such tribunal, at the request of any party thereto, to reform the provisions found deficient by modifying them to conform with applicable law while most closely representing the objectives of Puget in this Indenture.

§10.8     Force Majeure

(1)	Neither Puget nor the Warrant Agent will be liable to the other or to the Warrantholders or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures).

(2)	Performance times under this Indenture will be extended for a period of time equivalent to the time lost because of any delay that is excusable under this §10.8.

§10.9    Assignment, Successors and Assigns

This Indenture will enure to the benefit of and be binding upon Puget, the Warrant Agent, any successor Warrant agent, the Warrant holders and their respective successors and permitted assigns.

§10.10 Rights of Rescission and Withdrawal for Holders

(1)	Should a holder of Warrants exercise any legal, statutory, contractual or other right of withdrawal or rescission that may be available to it and the holder’s funds which were paid on exercise have already been released to Puget by the Warrant Agent, the Warrant Agent will not be responsible for ensuring the exercise is cancelled and a refund is paid back to the holder.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(2)	In such cases, the holder will seek a refund directly from Puget and subsequently, Puget, upon surrender to Puget or the Warrant Agent of any Class B Convertible Preferred Shares that may have been issued, or such other procedure as agreed to by the Parties, will instruct the Warrant Agent in writing, to cancel the exercise transaction and any such Class B Convertible Preferred Shares on the register, which may have already been issued upon the Warrant exercise.

(3)	In the event that any payment is received from Puget by virtue of the holder being a holder for such Warrants that were subsequently rescinded, such payment must be returned to Puget by such holder.

(4)	The Warrant Agent will not be under any duty or obligation to take any steps to ensure or enforce that the funds are returned pursuant to this §10.10 nor will the Warrant Agent be in any other way responsible in the event that any payment is not delivered or received pursuant to this §10.10.

(5)	Notwithstanding the foregoing, in the event that Puget provides the refund to the Warrant Agent for distribution to the holder, the Warrant Agent will return such funds to the holder as soon as reasonably practicable, and in so doing, the Warrant Agent will incur no liability with respect to the delivery or non-delivery of any such funds.

§10.11	License for use of Form

(1)	This form of indenture is the property of Qest Consulting Group, Inc., a Colorado corporation that serves as a strategic consultant to Puget (“Qest”) and the use hereof by Puget, the Warrant Agent or any of the Warrant holders is authorized hereby solely for purposes of this transaction.

(2)	The use of this form or of any derivation thereof without Qest’ prior written permission is prohibited.

(3)	This Indenture will not be more strictly interpreted against Puget as a result of its authorship.

(4)	Puget, the Warrant Agent and the Warrant holders by engaging in the transactions contemplated hereby will be deemed to have acknowledged that Qest has acted as scrivener in this transaction but that Qest is neither a law firm nor an agency subject to any professional regulation or oversight.

(5)	Because of the inherent conflict of interests involved, the Warrant Agent and all Warrant holders are advised to retain independent legal counsel to review this Indenture and its schedules and incorporated materials on their behalf.

(6)	The decision by any person not to use the services of legal counsel in conjunction with this transaction will be solely at their own risk.

In witness whereof, Puget has caused this Indenture to be executed by its duly authorized officers, all as of the last date set forth below:

Signed, sealed and delivered in our presence:
PUGET TECHNOLOGIES, INC.

By:
Hermann Burckhardt, President
Dated: Effective as of March 1, 2021
Attest:
{Corporate Seal}		Thomas Jaspers, Secretary

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

Schedule “A”

Form of Warrant

The Warrants evidenced hereby are exercisable at or before 4:30 p.m. (New York City time) on February 28, 2023, after which time the warrants evidenced hereby will be deemed to be void and of no further force or effect.

For all Warrants include the following legend until such time as it is no longer required in accordance with applicable United States securities laws and Pink Open Market policies:

Unless permitted under securities legislation, the holder of this security must not trade the security before [insert the date that is 365 after the First Closing Date or a Subsequent Closing Date, as applicable].

For all Warrants sold outside the United States and registered in the name of the Depository, also include the following legend:

(Insert if being issued to [Warrant Agent])

“Unless this certificate is presented by an authorized representative of the Warrant Agent to Puget Technologies, Inc. (the “issuer”) or its agent for registration of transfer, exchange or payment, and any certificate issued in respect thereof is registered in the name of the Warrant Agent, or in such other name as is requested by an authorized representative of the Warrant Agent (and any payment is made to such other entity as is requested by an authorized representative of the Warrant Agent), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered holder hereof has a property interest in the securities represented by this certificate herein and it is a violation of its rights for another person to hold, transfer or deal with this certificate.”

For Warrants required to bear the legend set forth in §2.8(1) of the Warrant Indenture also include the following legend:

This warrant and the securities deliverable upon the exercise thereof have not been registered under the United States Securities Act of 1933, as amended or under the securities laws of any state. The holder hereof, by purchasing such securities, agrees for the benefit of the issuer of such securities and its successors (“Puget”) that such securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only (a) to Puget; (b) outside the United States in accordance with Commission Rule 904 of Regulation S and in compliance with local laws and regulations; (c) in accordance with the exemption from registration provided by Commission Rule 144 or Rule 144A thereunder, if available, and in compliance with applicable state securities laws; or (d) in a transaction that does not require registration under the Securities Act or any applicable state securities laws, and, in the case of paragraph (c) or (d), the seller has prior to such transfer furnished to Puget an opinion of counsel of recognized standing in form and substance satisfactory to Puget to such effect.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

Warrant

To acquire Class B Convertible Preferred Shares of

Puget Technologies, Inc.

(Organized under the laws of the State of Nevada)

Warrant Certificate No. [*] [Number of shares of Puget’s Class B Convertible Preferred Stock to which this Warrant applies]	Certificate for Warrants, each entitling the holder to acquire one Class B Convertible Preferred Share (subject to adjustment as provided for in the Warrant Indenture (as defined below)
CUSIP [*]
ISIN CA [*]

This is to certify that, for value received, [Name of Warrantholder] (the “Warrantholder”) is the registered holder of the number of Class B Convertible Preferred Share purchase warrants (the “Warrants”) of Puget Technologies, Inc. (“Puget”) specified above, and is entitled, on exercise of these Warrants upon and subject to the terms and conditions set forth herein and in the Warrant Indenture, to purchase at any time before 4:30 p.m. (New York City time) (the “Expiry Time”) on February 28, 2023, (the “Expiry Date”), one fully paid and non-assessable Class B Convertible Preferred Share, $0.001 par value in the capital of Puget as constituted on the date hereof (a “Class B Convertible Preferred Share”) for each Warrant subject to adjustment in accordance with the terms of the Warrant Indenture.

The right to purchase Class B Convertible Preferred Shares may only be exercised by the Warrantholder within the time set forth above by:

(a)	Duly completing and executing the exercise form (the “Exercise Form”) attached hereto; and

(b)	Surrendering this warrant certificate (the “Warrant Certificate”), with the Exercise Form, and any other information or documents required thereby, to the Warrant Agent at the principal office of the Warrant Agent, together with a certified check, bank draft or money order in the lawful money of the United States of America payable to or to the order of Puget in an amount equal to the aggregate Exercise Price (as defined below) of the Class B Convertible Preferred Shares so subscribed for.

The surrender of this Warrant Certificate, the duly completed Exercise Form and payment as provided above will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at its principal office as set out above.

Subject to adjustment thereof in the events and in the manner set forth in the Warrant Indenture hereinafter referred to, the exercise price payable for each Class B Convertible Preferred Share upon the exercise of Warrants will be $1.75 per Class B Convertible Preferred Share (the “Exercise Price”).

Certificates for the Class B Convertible Preferred Shares subscribed for will be mailed to the persons specified in the Exercise Form at their respective addresses specified therein or, if so specified in the Exercise Form, delivered to such persons at the office of the Warrant Agent where this Warrant Certificate is surrendered. If fewer Class B Convertible Preferred Shares are purchased than the number that can be purchased pursuant to this Warrant Certificate, the holder hereof will be entitled to receive without charge a new Warrant Certificate in respect of the balance of the Class B Convertible Preferred Shares not so purchased. No fractional Class B Convertible Preferred Shares will be issued upon exercise of any Warrant.

This Warrant Certificate evidences Warrants of Puget issued or issuable under the provisions of a warrant indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Warrant Indenture”) dated as of March 1, 2021 between Puget and its then serving Warrant Agent, to which Warrant Indenture reference is hereby made for particulars of the rights of the holders of Warrants, Puget and the Warrant Agent in respect thereof and the terms and conditions on which the Warrants are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth, to all of which the holder, by acceptance hereof, assents. The Warrant Indenture has been filed with the Commission and a copy thereof is available at the Commission’s EDGAR website as well as in Puget’s website at https://pugettechnologies.com/. The definitions contained in Article 1 of the Indenture are hereby incorporated by reference herein. In the event of any conflict between the provisions of this Warrant Certificate and the Warrant Indenture, the provisions of the Warrant Indenture will govern.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

On presentation at the principal office of the Warrant Agent as set out above, subject to the provisions of the Warrant Indenture and on compliance with the reasonable requirements of the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates entitling the holder thereof to purchase in the aggregate an equal number of Class B Convertible Preferred Shares as are purchasable under the Warrant Certificate(s) so exchanged.

Neither the Warrants nor the Class B Convertible Preferred Shares issuable upon exercise hereof have been or will be registered under the Securities Act or any applicable securities laws of any state of the United States. The Warrants may not be exercised in the United States, or by or on behalf of, or for the account or benefit of, a U.S. person or a person in the United States, unless (i) this Warrant and such Class B Convertible Preferred Shares have been registered under the Securities Act and the applicable laws of any such state, or (ii) an exemption from such registration requirements is available and the requirements set forth in the Exercise Form have been satisfied. “United States” and “U.S. person” are as defined in Regulation S under the Securities Act.

The Warrant Indenture contains provisions for the adjustment of the Exercise Price payable for each Class B Convertible Preferred Share upon the exercise of Warrants and the number of Class B Convertible Preferred Shares issuable upon the exercise of Warrants in the events and in the manner set forth therein.

The Warrant Indenture also contains provisions making binding on all holders of Warrants outstanding thereunder resolutions passed at meetings of holders of Warrants held in accordance with the provisions of the Warrant Indenture and instruments in writing signed by Warrantholders of Warrants entitled to purchase a specific majority of the Class B Convertible Preferred Shares that can be purchased pursuant to such Warrants.

Nothing contained in this Warrant Certificate, the Warrant Indenture or elsewhere will be construed as conferring upon the holder hereof any right or interest whatsoever as a holder of Class B Convertible Preferred Shares or any other right or interest except as herein and in the Warrant Indenture expressly provided. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Indenture, the terms and conditions of the Warrant Indenture will govern.

Warrants may only be transferred in compliance with the conditions of the Warrant Indenture on the register to be kept by the Warrant Agent or such other registrar as Puget may appoint at such other place or places, if any, as may be designated, upon surrender of this Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with the conditions prescribed in the Warrant Indenture and with such reasonable requirements as the Warrant Agent or other registrar may prescribe and upon the transfer being duly noted thereon by the Warrant Agent or other registrar. Time is of the essence hereof.

The Warrants and the Warrant Indenture will be governed by and performed, construed and enforced in accordance with the laws of the State of Nevada and the federal laws of the United States of America applicable therein and will be treated in all respects as Contracts entered into under the substantive and procedural law of the State of Nevada other than with respect to choice of law.

This Warrant Certificate will not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent from time to time under the Warrant Indenture.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

In witness whereof Puget has caused this Warrant Certificate to be duly executed as of ____, 2021.

Puget Technologies, Inc.
Countersigned and Registered by:
	[the Warrant Agent]	By:
Authorized Signatory
By:
	Authorized Signatory	By:
Authorized Signatory

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

Form of Transfer

To: [the Warrant Agent]

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to:

_____________________________________________________________________________________

_____________________________________________________________________________________

(Print name and address)

the Warrants represented by this Warrant Certificate and hereby irrevocable constitutes and appoints [Warrant Agent] as its attorney-in-fact with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the warrant indenture dated as of March 1, 2021 between Puget Technologies, Inc., a publicly held Nevada corporation and [Warrant Agent].

In the case of a Warrant Certificate that contains a U.S. restrictive legend substantially in the form set forth in §2.8(1) of the Warrant Indenture, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐  the transfer is being made only to Puget; or

☐  the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “C” to the Warrant Indenture, or

☐  the transfer is being made pursuant to the exemption from the registration requirements of the Securities Act provided by (i) Rule 144 under the Securities Act or (ii) Rule 144A under the Securities Act, and in either case in accordance with applicable state securities laws; or

☐  the transfer is being made in another transaction that does not require registration under the Securities Act or any applicable state securities laws.

In the case of a transfer in accordance with (C) or (D) above, Puget will first have received an opinion of counsel of recognized standing, or other evidence, in either case in form and substance reasonably satisfactory to Puget, to such effect.

Dated this ____ day of_________________, 20____.

Space for guarantees of signatures (below)

Signature of Transferor

Guarantor’s Signature/Stamp	Name of Transferor

Reason for Transfer – For United States of America Citizens or Residents only (where the individual(s) or corporation receiving the securities is a United States of America citizen or resident). Please select only one (see instructions below).

☐ Gift	☐ Estate	☐ Private Sale	☐ Other (or no change in ownership)

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

Date of Event (Date of gift, death or sale):	Value per Warrant on the date of event:

Certain requirements relating to transfers – read carefully

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All Warrantholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the Warrant Agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of transfer, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

The United States of America: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

Outside The United States of America: For holders located outside The United States of America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding United States or American Affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding Affiliate will arrange for the signature to be over-guaranteed.

Reason for transfer – for citizens or residents of the United States of America only

Consistent with United States Internal Revenue Service regulations, the Warrant Agent is required to request cost basis information from United States of America Warrantholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e., date of gift, date of death of the Warrantholder, or the date the private sale took place).

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

SCHEDULE “B”

Exercise Form

TO:	Puget Technologies, Inc., 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

AND TO:	[Warrant Agent]

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire ____________ (A) Class B Convertible Preferred Shares of Puget Technologies, Inc., a publicly held Nevada corporation.

Exercise Price Payable: __________________________________________________

((A) multiplied by $1.75, subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Class B Convertible Preferred Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Warrant Indenture.

The undersigned hereby acknowledges that the undersigned is aware that the Class B Convertible Preferred Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

Capitalized terms used but not defined herein have the meanings ascribed to such terms in the warrant indenture dated as of March 1, 2021 between Puget Technologies, Inc., a publicly held Nevada corporation and [Warrant Agent].

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

☐  He, she or it is not in the United States (as defined in Regulation S (“Regulation S”) under the Securities Act; (ii) is not a U.S. Person as defined in Regulation S; (iii) is not exercising the Warrants on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (iv) did not acquire the Warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (v) did not receive an offer to exercise the Warrants in the United States; and (vi) did not execute or deliver this Exercise Form in the United States, and has, in all other respects, complied with the terms of Regulation S in connection herewith.

☐  He, she or it is the original purchaser from Puget of the Warrants being exercised and at the time of such acquisition was a U.S. Person or was in the United States (or was acting on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States), and confirms, as of the date of hereof, each of the representations, warranties, certifications and agreements made by it in connection with its acquisition of such Warrants, including, without limitation, its status as an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, as though such representations, warranties, certifications and agreements were made on the date hereof and in respect of the acquisition of the Class B Convertible Preferred Shares issuable upon exercise of the Warrants being exercised.

☐  An exemption from the registration requirements of the Securities Act and all applicable state securities laws is available for the exercise of the Warrants, and attached hereto is a written opinion of U.S. counsel or other evidence in form and substance reasonably satisfactory to Puget to that effect.

It is understood that Puget and the Warrant Agent may require evidence to verify the foregoing representations.

Notes:	(1)	Class B Convertible Preferred Shares will not be registered or delivered to an address in the United States unless Box B or C above is checked and the applicable requirements have been satisfied.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

(2)	If Box C above is checked, holders are encouraged to consult with Puget and the Warrant Agent in advance to determine that the legal opinion or other evidence tendered in connection with the exercise will be satisfactory in form and substance to Puget.

(3)	“United States” and “U.S. Person” are as defined in Rule 902 of Regulation S under the Securities Act.

The undersigned hereby irrevocably directs that the said Class B Convertible Preferred Shares be issued, registered and delivered as follows:

Name(s) in full and Social Security number(s) if applicable)	Address(es)	Number of Class B Convertible Preferred Shares

Please print full name in which certificates representing the Class B Convertible Preferred Shares are to be issued. If any Class B Convertible Preferred Shares are to be issued to a person or persons other than the registered holder, the registered holder must pay to the Warrant Agent all transfer taxes or other government charges, if any, and the Form of Transfer must be duly executed.

Once completed and executed, this Exercise Form must be mailed or delivered to [Warrant Agent].

Dated this __day of __________________, 20__.

Witnesses (2)	(Signature of Warrantholder, to be the same as appears on the face of this Warrant Certificate)

Name of Registered Warrantholder

☐  Please check if the certificates representing the Class B Convertible Preferred Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Warrant Agent.

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/

SCHEDULE “C”

Form of Declaration for Removal of Legend

To:	Puget Technologies, Inc., 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

And To:	[Warrant Agent], as registrar and transfer agent for the Warrants and Class B Convertible Preferred Shares issuable upon exercise of the Warrants of Puget Technologies, Inc., a publicly held Nevada corporation

The undersigned (a) acknowledges that the sale of the securities of Puget Technologies, Inc., (“Puget”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”) and (b) certifies that (1) the undersigned is not an Affiliate of Puget as that term is defined in the 1933 Act, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of The New York City Stock Exchange or any other designated offshore securities market as defined in Regulation S under the Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any Affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the Securities Act), (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the Securities Act with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated this __day of _____________, 20__.

Witnesses (2)	(Name of Seller)
By:
Name: [*]
Title: [*]

Puget Technologies, Inc. * 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432 * 561 210 8535

info@pugettechnologies.com * https://pugettechnologies.com/